UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOSPEC INC.

(Name of Registrant as Specified In Its Charter)

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2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Fuel Specialties	Oilfield Services	Performance Chemicals

INNOSPEC INC. 8310 South Valley Highway, Suite 350, Englewood, CO 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT 2021

March 19, 2021

Dear Fellow Stockholder:

It is with great pleasure that we invite you to our 2021 Annual Meeting of Stockholders (“Annual Meeting”), which will be held on Wednesday, May 5, 2021 at 10:00 a.m. Eastern Time. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only again this year, to provide a safe experience for our stockholders, our employees and our community. You will be able to attend and participate in the Annual Meeting, vote your shares electronically and submit your questions prior to and during the Annual Meeting by visiting: https://www.meetingcenter.io/237172316, as further described in the Proxy Statement.

At the Annual Meeting, stockholders will be asked to elect and ratify nominees to the Board of Directors, to hold an advisory “say-on-pay” vote on the compensation of our named executive officers, to ratify the appointment of our independent registered public accounting firm for 2021, and to transact any other matters and business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting. The Proxy Statement included with this letter provides you with information about the Annual Meeting and the business to be conducted.

Whether or not you plan to attend the virtual Annual Meeting, your vote on matters to be acted upon at the meeting is important to us. We hope that you will vote by telephone or via the internet by following the instructions on your Notice Regarding the Availability of Proxy Materials (“Notice”) or proxy card. Alternatively, if you have requested written proxy materials, you may vote by signing, dating and returning your proxy card. If you are a holder of record and you sign and return your proxy card without specifying your voting choices, your proxy will be voted in accordance with the Board of Directors’ recommendations as set out in the Proxy Statement.

If you are a beneficial holder of our stock (i.e., with shares held in “street name”), we urge you to give voting instructions to your broker so that your vote can be counted. This is important because brokers are not able to cast votes with respect to the election of directors or executive compensation unless they have received instructions from the beneficial owner of stock.

If you have any questions concerning the Annual Meeting, please contact Mr. David B. Jones, Innospec’s Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at 1-303-792-5554 or david.jones@innospecinc.com.

YOUR VOTE IS IMPORTANT TO US. We urge you to read the Proxy Statement carefully. Whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly through the internet, by telephone, or by mail.

Thank you for your continued support.

Sincerely,

Patrick S. Williams

President and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date and time	Wednesday, May 5, 2021, 10:00 a.m. Eastern Time

Location	Online via live audio webcast at https://www.meetingcenter.io/237172316.

Record Date	March 11, 2021

Proposals	Proposal 1	Election of two Class II Directors

	Proposal 2	Ratification of the election of one Class I Director

	Proposal 3	Advisory approval of the Company’s executive compensation

	Proposal 4	Ratification of the appointment of the Company’s independent registered public accounting firm

To obtain Proxy Materials		www.envisionreports.com/iosp (for stockholders of record) www.edocumentview.com/iosp (for beneficial owners with shares held in “street name”)

Call 1-866-641-4276 (for stockholders of record) Call 1-800-579-1639 (for beneficial owners with shares held in “street name”)

investorvote@computershare.com with “Proxy Materials Innospec Inc.” in the subject line (for stockholders of record)

sendmaterial@proxyvote.com (for beneficial owners with shares held in “street name”)

Voting Methods		www.envisionreports.com/iosp (for stockholders of record) www.proxyvote.com (for beneficial owners with shares held in “street name”)

Call the toll-free number 1-800-652-8683

Complete and return a proxy card (if you received a paper copy)

Attend virtually and vote at the Annual Meeting

Stockholders may also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented.

On behalf of the Board of Directors:

David B. Jones
Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary
March 19, 2021

PROXY STATEMENT

INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why did you send me the Notice Regarding the Availability of Proxy Materials?

We sent you the Notice Regarding the Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Innospec Inc. (“Innospec” or the “Company”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, which will be held on Wednesday, May 5, 2021 at 10.00 a.m. Eastern Time, in a virtual meeting format only at https://www.meetingcenter.io/237172316.

The Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your stock. Alternatively, you may simply vote by telephone, over the internet, or, if you have requested written proxy materials, by completing, signing and returning the accompanying proxy card.

Innospec intends to commence distribution of the Notice to stockholders on or about March 23, 2021.

What proposals will be voted on at the Annual Meeting of Stockholders?

You are being asked to consider and vote on four proposals at the Annual Meeting. The following is a summary of the proposals and the voting recommendations of the Board with respect to each proposal:

NO.	PROPOSAL	HOW THE BOARD RECOMMENDS YOU VOTE	MORE INFORMATION

1	Election of two Class II Directors	FOR ALL NOMINEES	Page 36

2	Ratification of the election of one Class I Director	FOR THE NOMINEE	Page 38

3	Advisory approval of the Company’s executive compensation	FOR	Page 54

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4	Ratification of the appointment of the Company’s independent registered public accounting firm	FOR	Page 56

Important notice regarding availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2021.

Are proxy materials available on the internet?

Yes. This Proxy Statement, including proxy card, for the Annual Meeting and our 2020 Annual Report on Form 10-K are available at www.envisionreports.com/iosp for stockholders of record and www.edocumentview.com/iosp for beneficial holders.

Who is entitled to vote at the meeting?

March 11, 2021 is the record date for the Annual Meeting. If you owned Innospec Common Stock at the close of business on March 11, 2021, you are entitled to vote. On this record date, we had 24,842,239 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Our Common Stock is our only class of voting stock.

How many votes do I have?

You have one vote for each share of Common Stock that you owned at the close of business on the March 11, 2021 record date. Your Notice indicates the number of shares of Common Stock you are entitled to vote.

What is the difference between holding stock as a stockholder of record and as a beneficial owner?

Although many stockholders are the record holders of their stock, others hold their stock beneficially, which means it is held through a stockbroker, bank or other nominee rather than directly in the stockholder’s own name. As summarized below, there are some differences between stock held of record and stock owned beneficially.

Stockholder of Record

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record and the Notice is being sent to you directly at your address of record. As the stockholder of record, you have the right to grant your voting proxy directly to Innospec by voting by telephone or via the internet, or, if you have requested written materials, by signing, dating and returning your proxy card to Innospec. Alternatively, you may vote at the virtual only Annual Meeting. For more information on voting by telephone or via the internet see the description below under the heading “Information about the 2021 Annual Meeting of Stockholders and Voting at the Meeting - May I vote by telephone or via the internet?”.

Beneficial Owner

If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in “street name” and our proxy materials are being forwarded to you by your

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broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your stock and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote these shares at the Annual Meeting if you follow the instructions described below under the headings “Information about the 2021 Annual Meeting of Stockholders and Voting at the Meeting - How do I attend and vote at the virtual Annual Meeting?” and “How do I register to attend the Annual Meeting virtually on the internet?”.

Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your stock. You may also vote by telephone or via the internet by following your broker or other nominee’s directions as described below under the heading “Information about the 2021 Annual Meeting of Stockholders and Voting at the Meeting - May I vote by telephone or via the internet?”.

How do I vote by proxy if I am a stockholder of record?

If you are a stockholder of record and you properly fill in your proxy card and it is received by us in time to vote, or you vote by internet or telephone, your “proxy” (i.e., one of the individuals named on your proxy card) will vote your stock as you have directed. If you sign the proxy card (including by electronic signature in the case of internet or telephonic voting), but do not make specific voting choices, the person holding your proxy will vote your stock as recommended by the Board as follows:

“FOR” the election of two Class II directors;

“FOR” the ratification of the election of one Class I Director;

“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and

“FOR” the ratification of the appointment of the Company’s independent registered public accounting firm.

If any other matter is presented at the Annual Meeting, your vote will be cast in accordance with the best judgment of the individuals named on your proxy card. As of the date of this Proxy Statement, we know of no such other matters that need to be acted on at the Annual Meeting.

How do I give voting instructions if I am a beneficial owner?

If you are a beneficial owner of stock, your broker will communicate with you directly and ask you how you want your stock to be voted. If you give the broker voting instructions, the broker will vote your stock as you direct. If you do not give the broker voting instructions, one of two things can happen, depending on the type of proposal in question. Brokers have discretionary power to vote your stock with respect to “routine” matters, but they do not have discretionary power to vote your stock on “non-routine” matters. Brokers holding stock beneficially owned by their clients do not have the ability to cast votes with respect to the election and ratification of directors or executive compensation unless they have received instructions from the beneficial owner of the stock because these are considered “non-routine” matters. It is therefore important that you provide voting instructions to your broker if your shares of Common Stock are held beneficially through a broker so that your vote with respect to directors and executive compensation, and any other matter treated as “non-routine”, is counted.

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May I vote by telephone or via the internet?

Yes, you may vote by telephone or via the internet. We encourage you to do so because your vote will be tabulated faster than if you mailed it. Please note the following depending on whether you are a stockholder of record or a beneficial owner whose shares are held by a bank or broker in “street name”:

If you are a stockholder of record, you may vote electronically through the internet at www.envisionreports.com/iosp or by telephone Toll Free 1-800-652-8683 within the U.S.A., U.S. Territories and Canada. Be sure to have your control number, which appears on your Notice or proxy card, with you when you vote.

If you are a beneficial owner and hold your stock in “street name”, you may vote electronically through the internet at www.proxyvote.com and you should contact your bank or broker to determine whether you will be able to vote by telephone. Be sure to have your control number, which appears on your Notice or proxy card, with you when you vote.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote. Doing so by returning the proxy card or voting by telephone or via the internet will not affect your ultimate right to attend and vote at the meeting.

May I revoke my proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date or resubmit your vote by telephone or the internet;
•

Send a letter revoking your proxy to Mr. David B. Jones, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Innospec Inc., 8310 South Valley Highway, Suite 350, Englewood, CO 80112; or

•	Attend the virtual only Annual Meeting and vote in accordance with the instructions described below.

If you wish to revoke your proxy, you must do so sufficiently in advance to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I attend and vote at the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/237172316. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is OTL2021.

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If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below, under the heading “How do I register to attend the Annual Meeting virtually on the Internet?”.

The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Even if you plan to attend the virtual Annual Meeting, Innospec recommends that you vote your stock in advance by internet or telephone, or by returning the accompanying proxy card, as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Innospec Inc. holdings, along with your name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 29, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Innospec Inc. Legal Proxy

P.O. Box 505008

Louisville, KY 40202

What votes need to be present to hold the Annual Meeting?

To have a quorum for our Annual Meeting, the holders of a majority of the shares of Common Stock outstanding and entitled to vote need to be present virtually or represented by proxy. Abstentions and broker “non-votes” are treated as present and entitled to vote and are counted in determining whether we have a quorum.

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What vote is required to approve each proposal?

Proposal		How many votes are required?	Is broker discretionary voting allowed?
Proposal 1	Election of two Class II Directors	Plurality of votes of shares present virtually or represented by proxy*	No
Proposal 2	Ratification of election of one Class I Director	Plurality of votes of shares present virtually or represented by proxy*	No
Proposal 3	Advisory approval of the Company’s executive compensation	Majority of the stock present virtually or represented by proxy**	No
Proposal 4	Ratification of the appointment of the Company’s independent registered public accounting firm	Majority of the stock present virtually or represented by proxy	Yes

*	While directors are elected by a plurality vote, we have a “majority vote” director resignation policy in place, as described on page 36.
**

As Proposal 3 is an advisory vote, there is no specified vote requirement for approval. Innospec will consider that the affirmative vote of the majority of the stock present (virtually or represented by proxy) and entitled to vote on such proposal reflects the advice of the stockholders.

How are votes counted?

Proposal		How your vote may be cast	Is broker discretionary voting allowed?
Proposal 1	Election of two Class II Directors	“FOR” each of the nominees or “WITHHELD”* with respect to one or more of the nominees **	No
Proposal 2	Ratification of election of one Class I Director	“FOR” the nominee or “WITHHELD”* with respect to the nominee **	No
Proposal 3	Advisory approval of the Company’s executive compensation	“FOR”, “AGAINST” or “ABSTAIN”	No
Proposal 4	Ratification of appointment of the Company’s independent registered public accounting firm	“FOR”, “AGAINST” or “ABSTAIN”	Yes

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* If you “withhold” authority to vote with respect to one or more nominees for Innospec Director, your vote will have no effect on the election of such nominees.

** While directors are elected by a plurality vote, we have a “majority vote” director resignation policy in place, as described on page 36.

If you sign (including electronic confirmations in the case of internet or telephone voting) your proxy card with no instructions on how to vote, your stock will be voted in accordance with the recommendations of the Board. If you sign (including electronic confirmation in the case of internet or telephone voting) your broker voting instruction card with no instructions on how to vote, your stock will be voted in the broker’s discretion only with respect to “routine” matters, but will not be voted with respect to “non-routine” matters. As described in “Information about the 2021 Annual Meeting of Stockholders and Voting at the Meeting - How do I give voting instructions if I am a beneficial owner?”, election of directors and executive compensation are considered “non-routine” matters. We will appoint one or more inspectors of election to count votes cast virtually or by proxy.

What is the effect of broker non-votes and abstentions?

A broker “non-vote” occurs when a broker holding stock for a beneficial owner does not or cannot vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Common Stock owned by stockholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common Stock beneficially owned and voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one “non-routine” proposal.

Abstentions and instructions to withhold votes with respect to any nominee for director election (which uses a plurality standard) will result in those nominees receiving fewer votes but will not count as votes “against” the nominee. Broker non-votes will not be considered present and entitled to vote with respect to elections of directors and therefore will have no direct effect on the outcome of the election of directors. Abstentions will be treated as present and entitled to vote with respect to Proposals 3 and 4 and, therefore, will have the effect of votes “against” these proposals. Broker non-votes will have no direct effect on the outcome of these proposals.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Where can I find the voting results?

Final voting results will be disclosed in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the 2021 Annual Meeting of Stockholders. If official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available. You can find the Form 8-K on our website at www.innospecinc.com.

Will Innospec’s independent accountants attend the Annual Meeting?

A representative of PricewaterhouseCoopers LLP (“PwC”), our current independent registered public accounting firm, will be available by telephone at the Annual Meeting to answer questions and will have an opportunity to make a statement if such representative wishes.

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Do Directors attend the Annual Meeting?

Our Corporate Governance Guidelines provide that Directors are expected to attend our annual meetings of stockholders and any special meeting of stockholders called by Innospec to consider extraordinary business transactions. Unless they are unable to do so as a result of special circumstances, Directors are encouraged to attend all other special meetings of stockholders called by Innospec. All of our Directors then in office telephonically attended the 2020 Annual Meeting of Stockholders that was held on May 6, 2020, which was held as a virtual meeting due to the COVID -19 pandemic.

Whom should I call if I have any questions?

If you have any questions about the Annual Meeting, voting or directions to attend the Annual Meeting, please contact Mr. David B. Jones, Innospec’s Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, at 1-303-792-5554 or at david.jones@innospecinc.com.

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CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our stakeholders, strengthens Board and management accountability, and helps build public trust in the Company. The Corporate Governance section below describes our governance framework, which includes the following highlights:

Our Corporate Governance Framework

Corporate Governance Principles

Innospec places the strongest emphasis on high standards of Corporate Governance. We have policies to guide all of our employees, Directors and third party representatives and provide extensive training to assure that we operate to these standards throughout the Company. Through its Nominating and Corporate Governance Committee, the Board evaluates our corporate governance policies and practices, which form our corporate governance framework, against evolving best practices as benchmarks for assessing that we follow appropriate standards when conducting our business.

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One of the cornerstones of our Corporate Governance is transparency. Accordingly, you will find the following key policies and procedures on our website under the heading Corporate Governance at www.innospecinc.com/about-us/corporate-governance:

•	Anti-Corruption Policy

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Conflict Minerals Policy

•	Code of Conduct

•	Innospec Supplier Code of Conduct

•	Director Independence Policy

•	Gifts, Hospitality, Charitable Donations and Sponsorship Policy

•	Reporting Governance Concerns

Also available on our website are this Proxy Statement, our 2020 Annual Report on Form 10-K and our latest Responsible Business Report, being our 2019 report.

Corporate Governance Guidelines

Our Board of Directors believes that adherence to sound corporate governance policies and practices is important so that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and taking into account the interests of all stakeholders. We have adopted a set of Corporate Governance Guidelines intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Our Corporate Governance Guidelines address key governance matters, including, but not limited to:

➢	Selection and composition of the Board;

➢	Director orientation and continuing education;

➢	Board membership criteria and selection process;

➢	Board operations, including the size of the Board and Board independence;

➢	Director responsibilities;

➢	Executive sessions of non-management Directors;

➢	Performance evaluations of the Board, Committees of the Board and individual Directors;

➢	Director compensation;

➢	Director access to management and outside advisors;

➢	Management succession;

➢	Resignation policy in uncontested Director elections; and

➢	Limits on Board members serving on other public company boards.

The Board believes that corporate governance is an evolving process and periodically reviews and updates the Corporate Governance Guidelines. A current copy of the Corporate Governance Guidelines can be found on our website under the

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heading Corporate Governance at www.innospecinc.com/about-us/corporate-governance, or by writing to Mr. David B. Jones, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Innospec Inc., 8310 South Valley Highway, Suite 350, Englewood, CO 80112.

Innospec’s Leadership Structure

The Board believes that the roles of Chairman of the Board (a non-executive position) and Chief Executive Officer should remain separate to enable the Board to provide effective guidance to management and promote oversight and accountability of management. This separation preserves the distinction between the management and oversight functions, maintaining the responsibility of management to help develop corporate strategy and the responsibility of the Board to review and provide input on corporate strategy.

To fulfill the role, the Chairman of the Board, among other things: creates and maintains an effective working relationship between the Board and the Company’s management; provides the CEO with on-going direction as to current Board needs, interests, views and expectations; and directs the Board agenda to the matters of greatest importance to Innospec.

The duties of the non-executive Chairman of the Board include:

➢   presiding over meetings of the Board;

➢   preparing the agenda for Board meetings in consultation with the CEO, CFO and other members of the Board;

➢   calling and presiding over meetings of the independent Directors;

➢   co-ordinating periodic review of management’s strategic plan for the Company;

➢   after consulting with other Board members and the CEO, making recommendations to the Nominating and Corporate Governance Committee as to the membership of various Board committees and Committee Chairs;

➢   managing the Board’s process for Director self-assessment and evaluation of the Board;

➢   presiding over meetings of stockholders;

➢   encouraging active participation by each member of the Board; and

➢   performing such other duties and services as the Board may require.

The Board’s Role in Risk Management

The Board’s role in risk oversight and management is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. Risk management is an integral part of Board and committee deliberations throughout the year. During 2020, the Senior Vice President, Corporate Development and Investor Relations, presented a summary of the risks facing the Company at each Board meeting so the Board could discuss and assess the key risks and the management of them on a timely and on-going basis.

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Risk oversight - Who is responsible?

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Director Independence

The Board, after considering all relevant facts and circumstances of which it is aware, including those matters set out below under “Family Relationships” and “Related Person Transactions and Relationships”, has determined that all of its non-employee members are independent, within the meaning of the Nasdaq Marketplace Rule 5605(a)(2) applicable on the date of this Proxy Statement.

We have also adopted our own standards for director independence that can be found in our Director

Independence Policy on our website at www.innospecinc.com/about-us/corporate-governance.

The Board has determined that each member of the Board, who served during 2020 and/or who currently serves, except for Mr. Williams, meets the independence standards described above. Mr. Williams is not treated as independent because, as

ALL OF OUR NON-EMPLOYEE DIRECTORS ARE INDEPENDENT

President and CEO, he is an employee of Innospec. In addition, as part of the independence determination, the Board monitors the independence of Audit and Compensation Committee members under rules of the SEC and Nasdaq listing standards that are applicable to members of the Audit Committee and the Compensation Committee.

Family Relationships

No immediate family relationship exists between any of our Directors or Executive Officers and any other Directors or Executive Officers.

Related Person Transactions and Relationships

Mr. Williams, our President and CEO and Director of the Company, has been a non-executive director of AdvanSix Inc., a chemicals manufacturer, since February 2020. In 2020, the Company purchased product from AdvanSix Inc. for $335,987.

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The Company has retained and continues to retain Smith, Gambrell & Russell, LLP, a law firm with which Mr. Paller is Of Counsel. During the fiscal year ended December 31, 2020, the Company paid Smith, Gambrell & Russell, LLP, $767,526 in fees for services provided during the period.

Mr. Landless is a non-executive director of Ausurus Group Limited, which owns European Metal Recycling Limited (“EMR”). In 2020, the Company’s subsidiary, Innospec Limited, sold scrap metal to EMR for a value of $220,181. A tendering process is periodically operated by Innospec to select the best buyer for the scrap metal.

Related Person Transactions Approval Policy

Pursuant to our Code of Conduct, all senior officers must disclose to the Board any material transaction or relationship that could reasonably be expected to give rise to a conflict of interests. The Code of Conduct also states that no employee may seek to obtain special treatment from Innospec for family members, friends or for businesses in which family members or friends have an interest. During the year ended December 31, 2020, the Company did not make any charitable contributions to any charity on which any Director serves as an executive officer.

Executive Sessions of Independent Non-Management Directors

Executive sessions of independent non-management Directors are led by the Chairman. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Chairman at his discretion or at the request of the Board. There were four executive sessions of independent non-management Directors during fiscal year 2020.

The Board will continue to monitor the standards for director independence established under applicable law or Nasdaq listing requirements and will maintain the Company’s Corporate Governance Guidelines so they continue to be consistent with those standards.

Identifying and evaluating nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Director. The Nominating and Corporate Governance Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such factors as the committee determines relevant in light of the needs of the Board and the Company. The Nominating and Corporate Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board and regularly assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement or otherwise.

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential candidates for Director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. In addition, during 2019 and 2020, the Nominating and Corporate Governance Committee retained a professional search firm to assist in identifying and evaluating potential candidates for nomination at the Annual Meeting. In line with our Board Diversity Policy, the Board considers diversity in the nominating process, along with other criteria, for potential Director candidates and specifically requests that females and minority candidates are included in every Director search pool. The recruitment specification for new Directors concentrates on candidates who are seasoned executive officers, with significant relevant experience, both at board level and within relevant industries.

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The Director candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any time during the year. The nominees for election at this year’s Annual Meeting of Stockholders were approved for nomination by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Our Director recruitment process is as follows:

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for election to the Board. In order for any candidate to be considered by the Nominating and Corporate Governance Committee, and if nominated, included in the Proxy Statement, such recommendation should be received no later than the deadline for submission of stockholder proposals. See “Stockholders’ Proposals for the 2022 Annual Meeting of Stockholders”. Recommendations should be sent to the Corporate Secretary and should specify the nominee’s name, qualification for Board membership and any

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other information required by the Company’s Bylaws. All properly submitted stockholder nominations for Director candidates received by the Corporate Secretary will be submitted to the Nominating and Corporate Governance Committee for review and consideration. The Nominating and Corporate Governance Committee will consider stockholder recommendations for Director candidates, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background information (including qualifications) is provided for Director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will use the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director On-boarding and Continuing Education

Overview:

The Board and management conduct orientation for new Directors to become familiar with, amongst other things, Innospec’s business operations, strategies, financial matters, ethics, fiduciary duties, corporate governance and all other Company policies. It is the responsibility of management and the Nominating and Corporate Governance Committee to advise Directors about continuing education opportunities, which they are encouraged to pursue. The Legal and Compliance Department provides training to the Board at least annually and the Chief Compliance Officer regularly updates the Nominating and Corporate Governance Committee and full Board on evolving law, best practices and stockholder expectations.

Orientation:

When new Directors join the Board, they participate in a comprehensive on-boarding program to learn about our industry, business, strategies and policies. Our on-boarding program includes provision of reading material regarding director duties and responsibilities, meetings with division heads and senior executives to discuss our businesses, strategy, operations and our corporate functions such as finance, information technology, research and development and legal and compliance. New Directors also meet with the executives and staff supporting the Committees on which they sit, and are provided with information and training specific to the Board Committee(s) they are appointed to. In addition, every Director has to complete induction training on compliance within two weeks of being appointed and a more in depth training once they have been in office for six months.

Continuing education:

For continued education regarding our business and industry, at least annually, we provide presentations by internal and external experts during our regular Board meetings on topics such as, industry trends, risks facing the industry and the Company, corporate governance trends and key topics, and stakeholder expectations with particular focus on the implications and impact on the Company. In 2020, the Board received training on the following topics: environmental, social and governance, unsolicited offer process and stockholder expectations regarding board composition.

Meetings and Attendance

In 2020, all Board and Committee meetings, with the exception of the February Board and Committee meetings, were held virtually due to the COVID-19 pandemic. The full Board met twelve times (eight of those twelve meetings being special meetings), the Audit Committee met four times (and held four pre-meeting

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preparation calls), the Compensation Committee met six times and the Nominating and Corporate Governance Committee met four times (and held four pre-meeting preparation calls). There were four Non-Executive Director Committee meetings. Directors are expected to attend all Board Meetings and meetings of Committees on which they serve. During the year ended December 31, 2020, each of the Directors attended, in person, by telephone or video call, all the meetings of the Board and meetings of Committees of the Board on which he or she served that were held while he or she was a member. Directors are also expected to attend all meetings of stockholders. All of the Directors attended the 2020 Annual Meeting of Stockholders, which was held as a virtual meeting due to the COVID-19 pandemic.

Limitation on Other Board and Audit Committee Positions

The Board has adopted restrictions on the number of outside boards on which Directors may serve that are consistent with market standards and regulatory requirements, including limits on executive officers of publicly-traded companies. To help ensure Directors are able to dedicate sufficient time to Innospec’s Board, the Board established the following limits on our Directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on publicly-traded company board and audit committee service, including Innospec
Non-employee directors who are not full-time employees of a publicly-traded company	4 public company boards maximum
Board members who are full-time employees of a publicly-traded company	2 public company boards maximum
Non-employee directors who serve on Innospec’s Audit Committee	3 audit committees maximum

Any Board member wishing to join the board of another publicly-traded company is required to first notify the Chair of the Nominating and Corporate Governance Committee, the Chairman of the Board, and Innospec’s General Counsel and Chief Compliance Officer prior to joining such other board or agreeing to be nominated or serve on a director slate at such other board. The Chair of the Nominating and Corporate Governance Committee and General Counsel and Chief Compliance Officer will review the proposed board membership to confirm compliance with applicable laws and policies. Potential conflicts of interest, if any, will be referred to the Chairman of the Board for review.

Throughout the year, the Nominating and Corporate Governance Committee monitors the service of our Directors on boards and board committees of other companies, to assess the potential impact of holding multiple positions on the individual Director’s ability to devote sufficient time and attention to his or her duties as a Director of Innospec.

Code of Conduct

The Board has adopted a Code of Conduct, violations of which may be reported to the Chair of the Nominating and Corporate Governance Committee or the Corporate Secretary. This Code of Conduct is intended to

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promote, among other things, honest and ethical conduct, full and accurate reporting and compliance with applicable laws and regulations. A copy of the Code of Conduct is available on our website under “Corporate Governance” at: www.innospecinc.com/about-us/corporate-governance.

Supplier Code of Conduct

Innospec believes that honest and transparent business conduct is vital and is committed to ethical business practices and actively enforcing compliance with all applicable laws, regulations and rules. We have therefore adopted a Supplier Code of Conduct, pursuant to which our suppliers are required to comply with all applicable laws, rules and regulations, including those related to business integrity, human rights and safety, health and the environment. In addition, Innospec engages EcoVadis to conduct sustainability and risk assessments of its key suppliers and those operating out of high risk locations. Among other things, EcoVadis provides ongoing assessments to evaluate supplier policies and actions to enforce compliance with internationally recognized human rights standards and fair labor practices. Since December 2018, all new raw materials suppliers, regardless of location, are also required to undergo an EcoVadis assessment if the Company forecasts that its annual expenditures to such supplier will be above minimum value thresholds designated by the Company.

We also have an internal protocol to support our review of, and response to, concerns raised regarding our supply chain. Innospec may invoke sanctions against suppliers, up to and including termination of the business relationship, if they violate modern slavery laws.

A copy of the Supplier Code of Conduct is available on our website under “Corporate Governance” at: www.innospecinc.com/about-us/corporate-governance.

Raising Issues and Reporting Violations

Our employees play a critical role in promoting and upholding our culture of compliance. We are committed to creating an environment in which employees and stakeholders may raise good faith concerns regarding any suspected illegal, fraudulent or unethical actions without fear of retaliation. If any employee believes that individuals have conducted or are conducting Innospec business in violation of Innospec’s Code of Conduct, the law or our other policies, they may report the suspected misconduct by following the procedures set out in our Reporting Governance Concerns policy without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints via various channels including to the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, the Nominating and Corporate Governance Committee or Global Compliance Counsel. Confidential, anonymous reports may also be made by employees emailing our dedicated EthicsPoint reporting system or calling our EthicsPoint confidential reporting hotline. A copy of our Reporting Governance Concerns Policy can be found on our website under “Corporate Governance” at: www.innospecinc.com/about-us/corporate-governance.

No Retaliation on Reporting Issues or Violations

Our Reporting Governance Concerns Policy states that we will not retaliate against anyone who acts in good faith to report concerns or to help address an issue or concern, including individuals making reports as well as witnesses interviewed during an investigation. Our employees and representatives may not retaliate against, intimidate, coerce, threaten, or discriminate against any individual who reports a legitimate suspicion or concern of misconduct. Innospec treats violations of the anti-retaliation policy as serious offenses, which may be grounds for dismissal.

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Anti-Hedging Policy

Our Stock Trading Policy contains an anti-hedging provision that prohibits directors, officers and employees from hedging any stock, share or other securities issued by Innospec, (including through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any stock, share or other securities, issued by the Company.

Anti-Pledging Policy

Our Stock Trading Policy contains a provision that prohibits directors, officers and employees from holding any stock, share or other securities issued by the Company in a margin account, or from otherwise pledging such securities as collateral for a loan, unless the person obtains approval in advance from the Nominating and Corporate Governance Committee. No approval will be granted unless that person clearly demonstrates the financial capacity to repay the loan (which must not constitute margin debt) without resorting to the pledged securities (pledges arising from certain types of hedging transactions are governed by the anti-hedging policy described above).

Copies of Code of Conduct, Corporate Governance Guidelines and Committee Charters

Copies of our Code of Conduct, Corporate Governance Guidelines and each of the Board Committee charters can be accessed via the Company’s website under “Corporate Governance” at: www.innospecinc.com/about-us/corporate-governance. The Company intends to disclose on this section of its website any amendments to, or waivers from, its Code of Conduct that are required to be publicly disclosed pursuant to the rules of the SEC or Nasdaq.

Communications with Our Board

Any stockholder and other interested person who may desire to contact the Chairman or any of the Directors of Innospec may do so via the following e-mail address: contact.board@innospecinc.com, or by writing to them at Innospec Inc., 8310 South Valley Highway, Suite 350, Englewood, CO 80112. The Corporate Secretary or the Assistant General Counsel will review communications received electronically and forward them to the addressee of the communication. The Corporate Secretary will review the communications received by mail or courier and forward to the appropriate addressee.

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Board Committees

The Board maintains the following committees to assist it in discharging its oversight responsibilities. The current membership of each committee is:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ms. Elizabeth K. Arnold	Member

Mr. Milton C. Blackmore	Member	Member

Mr. David F. Landless	Chair		Member

Mr. Lawrence J. Padfield		Chair	Member

Ms. Claudia P. Poccia		Member	Chair

Number of meetings in 2020:	4 (and 4 pre-meeting preparation calls)	6	4 (and 4 pre-meeting preparation calls)

Audit Committee Financial Expert

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*In the case of Mr. Landless, the Board made this determination based on Mr. Landless’ qualification as a chartered management accountant and his previous experience as Group Finance Director of Bodycote plc. and before that, Finance Director of Courtaulds Coatings (Holdings) Limited. He also had direct experience as Chairman and member of the Audit Committee of Luxfer Holdings plc. as well as Audit Committee Chair of Renold plc.

In the case of Ms. Arnold, the Board made this determination based on Ms. Arnold’s qualifications and previous experience as Chief Financial Officer of Houghton International, Chief Financial Officer of Physiotherapy Associates and Chief Financial Officer of Tyco Flow Control and before that Chief Financial Officer of GE Silicones General Electric. Ms. Arnold also has experience as Audit Committee Chair at FreightCar America Inc.

** The Audit Committee comprised at least three members at all times during 2020, as required by our Audit Committee Charter.

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Board and Committee Self-Evaluations

Each year, the Nominating and Corporate Governance Committee oversees the Board, Committee and Director self-evaluation process. The Company’s management also assess the Board. The process is as follows:

Stockholder Engagement

The restrictions on travel and meetings driven by the COVID-19 pandemic created a wholesale change to the way we engaged with stockholders in 2020, with both conference and non-deal roadshows being forced very quickly into remote or virtual meetings.

Despite the inevitable early technology challenges, companies and investors alike seem to have settled into the new norm. After one face-to-face conference in New York in January, Innospec participated in six virtual conferences and one virtual non-deal-roadshow. This has allowed us to reach over 60 investor groups during the year, including the majority of our actively-managed largest investors.

The Company was represented by a minimum of two, and often three, of the senior executives comprising the CEO, the CFO, the Senior Vice-President, Corporate Development and Investor Relations and the Vice-President, Corporate Development and Investor Relations. In each case, an updated presentation was produced covering the business performance, the strategy and the financial management of the Company. This presentation was concurrently updated on the Company’s website so that all investors had access to the same information.

The virtual format has allowed us to involve a wider range of our own employees from a personal development and succession planning perspective and we have been able to include five additional senior managers in the process.

The Company’s senior management team also engaged with a wide range of investors and analysts in telephone calls, often focused in the period soon after the publication of quarterly results.

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As well as business performance and strategy, other issues were discussed as raised by investors. These included leadership, succession planning and compensation mechanisms and environmental, social responsibility and governance matters, as outlined in the Innospec Responsible Business Report for 2019, which is also available on the Company’s website at: www.innospecinc.com/about-us/corporate-social-responsibility/sustainability/sustainability-reports.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

Our Strategic Approach to ESG

As a global specialty chemical company, Innospec understands that the way we conduct our business is essential to the long-term success of Innospec. Our ESG strategy is built across the four pillars of responsible business: economic, social, environmental and governance. Within each of these pillars, we define our core values and the areas of focus that target the issues that matter most to our stakeholders. We believe this approach reflects our stakeholders’ priorities and demonstrates our commitment to striving to grow our business in what we believe to be a sustainable and socially responsible manner.

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Sustainability and ESG

Our Corporate Social Responsibility (“CSR”) program is overseen by the Board and our Responsible Care Executive Committee (“RESPECT”). RESPECT comprises of members of the senior leadership team who set annual CSR objectives in line with Innospec’s focus areas and meet quarterly to monitor progress towards achieving them.

ESG Performance Highlights from our 2019 Responsible Business Report

Health, Safety & Wellbeing	Community Engagement

•   9% decrease in accidents since 2018

•   Active Near Miss reporting program for near miss incidents (defined as a learning event that did not cause harm but had the potential to cause injury or loss), with 9,743 Near Misses raised in 2019

•   Innospec 2019 Employee Reportable Lost Time Accident Frequency Rate 0.07 per 100,000 hours – better than industry average of 0.15

•   Process safety systems, procedures and leadership targeting the prevention of major accident hazard events

•   Behavioural safety program Journey to Zero Harm rolled out to all employees

•   Wellbeing support, training and advice offered to employees

•   Over $0.5 million raised for 130 charities and good causes in 2019

•   Innospec Cares, our global charitable program that enables employees to support their chosen charitable organizations through financial giving and volunteering days

•   Over $1million raised for the Penfed Foundation Military Heros Fund since 2007

•   Over $400k donated by our European Fuel Specialties Business in Europe to the German Association for the Protection of Forests and Woodlands since 2008

•   Engagement with schools and educational centers to help raise the awareness of careers in science and chemical industry

Environment	Governance

•   Reducing our impact on the environment

▪   5% reduction in absolute scope 1 & 2 GHG emissions since 2018 and 25% since 2006

▪  4% reduction in energy use since 2018 and 21% since 2006

▪   1% reduction in water usage since 2018 and 53% since 2006

▪  Use of renewable electricity at European manufacturing sites since 2020

•   Regular Board and Executive Team oversight of environmental, social and governance issues

•   2,100 employees and 465 third parties enrolled in our online compliance training and certification program

•   Sustainable Supply Chain

▪   EcoVadis assessment incorporated into our supplier evaluation and approval process. Innospec’s supply chain continues to score better than the EcoVadis Average

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•   Verified performance

▪  CDP Supply Chain Disclosure Program 2019

○   Climate – Performance band score of B: Management - above program global average of C: Awareness

○   Water Security – Performance band score of B-: Management - at the program global average of B-: Management EcoVadis Supply Chain CSR Assessment – Gold medal Ranking status for 2019

▪   Sustainable sourcing of palm program

○   Membership of Roundtable on Sustainable Palm Oil (RSPO) since 2013 and MB supply chain certified at all applicable manufacturing sites

○   Increased transparency of our palm based supply chain through our annual transparency and risk mapping assessment

○   Member of the Action for Sustainable Derivatives (ASD), a new collaborative initiative that is working to maximize sustainability throughout the palm supply chain

Sustainable Innovation

•   $35.4 Million investment in product development and application

•   Provision of safe, sustainable products designed to meet the needs of society, while minimizing their environmental impact in manufacture and use

•   Expansion of existing R&T capability with new facilities at our Castiglione, Italy, Ellesmere Port, U.K. and Houston TX and Salisbury, NC, U.S. sites

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Working towards the UN Sustainable Development Goals

Innospec recognizes that the private sector plays an important role in achieving the United Nations Sustainable Development Goals (“SDGs”) which address the world’s most important economic, social and environmental challenges. We have identified 13 of these goals that we can directly contribute to:

SDGs we contribute the most to:	Other SDGs we contribute to:

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ESG and Corporate Social Responsibility Reporting

As part of our commitment to being open and transparent about our performance, our latest Responsible Business Report, being our 2019 Report, was independently assured to assess its adherence to the globally recognized AA1000 Assurance Standard.

The Responsible Business Report, along with further information on our sustainability program and performance is available online in the “Corporate Social Responsibility” section of the Company’s website at https://innospecsustainability.com.

HUMAN CAPITAL MANAGEMENT

We work hard to make the company an attractive career choice for both new recruits and existing employees.

Human capital management is critical to Innospec’s ongoing business success. Our aim is to create an engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work and have opportunities for growth and development.

An effective approach to human capital management requires that we invest in talent, development, culture and employee engagement. We aim to create an environment where our employees are encouraged to make positive contributions and fulfill their potential.

Core Values & Culture

Our core values are:

Responsible Growth through Innovation and Customer Service: Financial stability and growth are essential to maintain our goal of making a positive contribution towards a more sustainable future. Generating economic benefits for our employees, stockholders, and local communities — encouraging ongoing innovation in our product portfolio alongside excellent customer service will allow our business to be competitive and sustainable.

Caring for People: We strive to create a safe and caring culture where our employees are supported and encouraged to make positive contributions. Our continued success depends on keeping people safe, promoting a healthy lifestyle, protecting human rights, improving education, training and maintaining good relations with our neighbors.

Conserving & Protecting the Environment: We aim to use resources as efficiently as practicable and minimizing the impact of our operations on the environment. We look to supply safe, sustainable products, designed to meet the needs of society now and in the future while minimizing their environmental impact.

Leading by Example: We understand that honest, ethical and transparent conduct is vital to our success and reputation. Every employee plays an essential part in complying with local and national laws, rules and regulations. We uphold a high standard of corporate and business integrity across all of our activities.

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At Innospec, we encourage our people to aspire to a culture that is:

Confident

We know what is expected of us and take responsibility for our own workload. We assume responsibility for making decisions and are flexible in our dealings with people. We take additional responsibility to meet customer needs and enhance performance.

Informed

We take pride in being good at what we do and actively seek to enhance our knowledge and skills to help improve performance. We use our expertise co-operatively to meet customer needs and enhance our performance. We respect each other and listen carefully to understand others’ points of view.

Clear

As an organization, we are open and transparent. We encourage and welcome feedback and we support people to deal with any unwelcome messages.

Innovative

Our people are forward thinking and inspired. We enjoy challenges and encourage new ideas. We seek continual improvement, and care about treating people well through periods of change.

Dynamic

We are performance driven, enthusiastic and quick to respond. We set clear targets and objectives and take satisfaction in achieving them. We want to be part of a successful team and business, and we make decisions quickly and implement them.

Employee Engagement

Attracting Talent. We believe our hardworking team of employees is our greatest asset. We employ approximately 1,900 people across 24 countries and we believe that the skills, commitment and enthusiasm of our employees helps us to deliver long-term growth for investors.

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Across our sites, we provide local support and opportunities for the next generation of talent in our industry by offering a range of placements, internships, work experience and apprenticeships. We strive to attract and retain the best talent in a changing and competitive working environment.

We have a very high level of staff retention, with 36% and 53% of our employees serving greater than 10 years and 5 years, respectively.

Pay and benefits. We offer what we believe are competitive reward and recognition programs, based on both business-wide and individual performance. Our packages have been designed to attract and retain the best employees, reward achievement and encourage our teams to deliver superior performance for our customers and our company.

In addition to our company-wide performance incentive plans, we encourage our employees to share in the long-term success of our company with incentive programs, such as our Global Sharesave Plan. This plan gives employees the opportunity to participate in a savings plan linked to an option to buy shares in Innospec at a discount and, therefore, benefit from any growth in the share price over the savings period. We also provide a range of other benefits in line with the market practice in each location we operate in, including insurance and pension arrangements.

Performance Management Framework. We conduct an annual performance management process across the organization. Together with their line managers, employees agree upon annual objectives, and, at the end of the year, review with their line manager their performance against those objectives and their overall performance. The results of each annual performance review affect performance bonus amounts, pay reviews and career advancement decisions.

Senior Leadership Communications and Transparency. We actively seek opportunities for regular engagement and communication by our CEO and other senior executives with our broader employee population. Communications are through a variety of means including written communications, webcasts and conference calls. For example, we hold a CEO Call at least once a year, during which the CEO and CFO discuss current issues and developments in the business, including a Q&A session answering questions raised by employees. The CEO Call is accessible to all employees across the Company. In addition to the CEO Calls, each financial quarter, following the quarterly financial results announcement, the CEO and CFO provide a written review of the financial results to all employees.

Diversity and Inclusion

Innospec aims to attract and retain the best people by making employment decisions based on merit, performance and contribution to the Company. As part of our Global HR Policies, our diversity and equal opportunities policy means that current and prospective employees receive equal opportunities irrespective of gender, sexual orientation, race, color, ethnic or national origin, marital status, age, disability, religion or belief.

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Health and Safety

Objectives. We prioritize the safety of employees, communities and everyone involved in the manufacture, use or disposal of our products. We set high standards for process and occupational safety, which is managed by our network of Safety, Health and Environment (“SHE”) professionals throughout the business. SHE is a top priority for Innospec with our three core objectives being that:

• No-one gets hurt • We don’t annoy our neighbors • We leave only the gentlest footprints on our environment	It is our duty to make sure that everybody returns home safe at the end of the working day.
Leadership. The Company periodically reviews the Corporate SHE structure and organization so that we have the optimum resources and correct approach. We strive to embed SHE in our culture by having leadership that comes from executive management. Our Responsible Care Executive Committee (known as RESPECT) comprises members of the senior leadership team and is led by the CEO. RESPECT is responsible for setting the group’s SHE policy and objectives across the global business. It also monitors ongoing performance throughout the year. Through this structure, we have established a strong culture of safety within our organization. The RESPECT group reports to the Board and conducts a major review of objectives and performance annually alongside quarterly interim reviews.

Training. Training is an essential part of our health and safety strategy. To minimize the risk of accident or injury, we give our employees the information they need, delivered effectively and at the appropriate time. Our ongoing training programs demonstrate our commitment to targeting zero accidents, making sure that safety is always front of mind and that we continually raise standards.

Every year, employees across our sites take part in a variety of site-specific training courses to enable them to be competent and safe in their roles.

A copy of the Company’s Safety, Health and Environment Policy can be found on the “Corporate Social Responsibility” section of the Company’s website at https://innospecsustainability.com.

Development and Training

As an organization, we are committed to making Innospec a great company to work for and we invest, as appropriate, in the development of our employees to meet this ambition.

Our employees are offered both internal and external training, where appropriate, to support their continued development and to meet the needs of our business. Where relevant, we support our employees’ ongoing professional training and development to encourage their progression within our business.

The Board is also actively involved in reviewing and approving executive compensation, selections and succession plans so that we have leadership in place with the requisite skills and experience to deliver results the right way. The CEO periodically provides the Board with an assessment of senior executives that have potential as successor for the CEO position, as well as perspectives on potential candidates for other senior management positions.

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Further information on our human capital management initiatives is available in our annual Responsible Business Report, available online in the “Corporate Social Responsibility” section of the Company’s website at https://innospecsustainability.com.

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PROPOSAL 1 – ELECTION OF TWO CLASS II DIRECTORS

(Item 1 on the Proxy Card)

The first proposal to be voted on at the meeting is the election of two Class II Directors. The directors elected at this meeting will serve until the 2024 Annual Meeting of Stockholders. The Board has nominated Mr. Milton C. Blackmore and Mr. Robert I. Paller, current Class II Directors, whose terms expire at the upcoming Annual Meeting of Stockholders, for election to the Board.

The Bylaws of the Company provide that the number of directors shall be not less than three nor more than twelve members, the exact number of which shall be determined from time to time by resolution adopted by the Board, and that the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Boards.

The Board recommends that you vote “FOR” each Director nominee.
The below chart includes this year’s nominees included in Proposal 1, along with their age, tenure, principal occupation and committee membership:

	Age	Independent	Director Since	Board Committee(s)	Principal Occupation	Other Public Board Position(s)

Mr. Milton C. Blackmore	73		2010	Compensation Committee Audit Committee	Retired	None

Mr. Robert I. Paller	86		2009	None	Attorney - “Of Counsel” to the law firm Smith, Gambrell and Russell, LLP	None

If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected.

According to the Bylaws and Corporate Governance Guidelines, the Nominating and Corporate Governance committee recommended to the Board that the Board submit the Class II Directors to the vote of stockholders. The above-named nominees will be elected to the Board on a plurality of the votes of the shares present or represented by proxy) at the meeting and entitled to vote.

Our “Majority Vote” Director Resignation Policy

According to the procedure set out in our Corporate Governance Guidelines, in an uncontested election, any nominee for director (including an incumbent director) who receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee must offer his or her resignation promptly to the Board following certification of the stockholder vote. Upon receipt of the resignation, the Nominating and

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Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 120 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Thereafter, the Company will promptly disclose the Board’s decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC. This resignation policy does not apply to contested director elections.

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PROPOSAL 2 – RATIFICATION OF ELECTION OF ONE CLASS I DIRECTOR

(Item 2 on the Proxy Card)

The second proposal to be voted on at the meeting is the ratification of the appointment of one Class I Director to serve until the 2023 Annual Meeting of Stockholders. The Board has appointed Ms. Elizabeth K. Arnold, to the Board as a Class I Director on November 1, 2020, with such appointment being submitted for ratification by the stockholders.

The Bylaws of the Company provide that the number of directors shall be not less than three nor more than twelve members, the exact number of which shall be determined from time to time by resolution adopted by the Board, and that the Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board.

The Board recommends that you vote “FOR” each Director nominee.
The below chart sets out the details of the Class I nominee along with her age, tenure, principal occupation and committee membership:

	Age	Independent	Director Since	Board Committee(s)	Principal Occupation	Other Public Board Position(s)

Ms. Elizabeth K. Arnold	56		2020	Audit Committee	Retired CFO	Non-Executive Director FreightCar America Inc.

If Ms. Arnold becomes unable or unwilling to accept the ratification, the Board will either select a substitute nominee for director or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

The Board has no reason to believe that Ms. Arnold would be unable or unwilling to serve upon ratification.

According to the Bylaws and Corporate Governance Guidelines, the Nominating and Corporate Governance committee recommended to the Board that the Board submit the appointed Class I Director to ratification by a vote of stockholders. Ms. Arnold’s appointment to the Board will be ratified on a plurality of the votes of the shares present (virtually or represented by proxy) at the meeting and entitled to vote.

Please see above in Proposal 1 for details of our “Majority Vote” Director Resignation Policy.

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INFORMATION ABOUT THE INNOSPEC BOARD

Innospec believes that having an independent, active and engaged Board is key to our success. We also believe that new perspectives and ideas are critical to a forward-looking and strategic Board. Our goal is to seek a balance between new points of view and the valuable experience and knowledge that longer-serving directors bring to the boardroom. We believe that we have assembled a Board with varied backgrounds, experiences and viewpoints who understand our markets, customers and employees. The Board seeks a mix of directors with qualities that result in a well-rounded, diverse Board that thinks critically and also functions effectively by reaching informed decisions. Our Directors have a diversity of experience and a variety of skills, education, qualifications and viewpoints that strengthen the Board’s ability to carry out its oversight role of the Company and effectively represent the interests of stockholders.

Since 2015:

•	all 3 new Directors are independent

•	2 of the new Directors are women

Board and Committee fast facts:

0	65 Years	7 Years	100%
No Over-boarded Directors	Average Director Age	Average Director Tenure	Independent Board Committee Members

Board Skills Matrix

The table below is a summary of the range of attributes and experiences that each Director brings to our Board. As it is a summary, it is not intended to be a complete description of all of the skills and attributes that each of our Board members possesses.

Additional information about each Director’s background, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company is provided under the heading “Director Biographies” beginning on page 41.

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Director Skill/Competency
Senior Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role.	•	•	•	•	•	•	•
Financial Literacy Directors with an advanced understanding of finance and accounting provide oversight of the preparation of financial statements and risk management.	•	•	•		•

Public Company Board Experience

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests.

	•		•	•	•	•	•
Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment.	•	•	•		•	•	•
Corporate Governance Experience An understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests.	•	•	•	•	•	•	•
Manufacturing/Operations Experience Experience in an executive role responsible for the oversight of operations and the development of a business strategy.	•	•	•		•	•	•
Human Capital Management Experience Experience with compensation, attracting and retaining top talent, development and succession planning.	•	•			•	•	•

M&A Experience

Experience driving strategic direction and growth, including expertise in mergers and acquisitions, capital markets, dispositions, financing, private equity and other business development activities.

	•		•	•	•	•	•
Global Experience Global business experience, including an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.	•	•	•	•		•	•
Regulatory/Legal/Compliance Experience Experience interacting with governmental or regulatory entities and/or experience of legal/compliance issues affecting publicly listed companies.	•	•	•	•	•	•	•
Board Composition
Age	56	73	61	86	65	61	56
Tenure (years)	<1	11	5	12	9	1	12
Diversity	•					•

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Director Biographies

The following is biographical and other information about our current Directors, including the nominees for election at the Annual Meeting.

Class I Directors

Ms. Poccia has been serving as CEO of DragonflySage, a strategic consultancy she founded to advise luxury lifestyle and beauty brands, since 2018, and has over 30 years’ experience in the beauty industry. Most recently, Ms. Poccia was the Chief Marketing Officer and Head of International Business Development of bareMinerals for Shiseido Americas Company, a beauty company, having previously served as President/CEO of Gurwitch Products from 2011 to 2015. Prior to that, Ms. Poccia was Global President, Beauty for Avon Products Inc. from 2009 to 2011, having joined them in 2005 as President for the U.S. beauty business. From 1994 to 2005, Ms. Poccia worked for Estee Lauder Companies Inc., in a number of senior executive and business roles including President of Stila Cosmetic and VP of Business Develpment for the Estee Lauder brand. Her early career included seven years at Avon Products Inc., where she held a number of roles in sales. Ms. Poccia has been Chairman of Luxie Holdings Inc., a beauty products company since May 2019, a Board member of Fashion Group International, a non-profit organization focusing on the fashion industry, since 2018 and is also a board member of Blue Mistral, LLC. Ms. Poccia is recognized as a leader in the beauty industry and was named one of the Top 50 Most Influential People in Beauty by Beauty Inc. She has been the recipient of several awards in the industry including the Cosmetic Executive Women Achiever Award and Women’s Wear Daily Beauty Biz Award for Innovative Marketer.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing /Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

Ms. Poccia has an in-depth knowledge of the international personal care industry, particularly the beauty sector and has held several senior positions during her career. She brings industry knowledge and marketing expertise to the Company.

For additional detail see our Board Skills Matrix on page 40.

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Ms. Arnold has served as an independent Director of FreightCar America, Inc., a railroad freight car manufacturer, parts supplier and lessor since 2019, and has served on its audit committee and nominating and corporate governance committee. From October 2014 to 2019, Ms. Arnold served as the Senior Vice President, Chief Financial Officer and Treasurer of Houghton International, a specialty chemical company with international operations. From October 2012 to April 2014, Ms. Arnold served as the Chief Financial Officer of Physiotherapy Associates. Prior to that, Ms. Arnold served as the Chief Financial Officer of Tyco Flow Control from April 2010 to September 2012, having previously served as the Vice President, Corporate Financial Planning & Analysis at Tyco Flow Control from 2003. Earlier in her career, Ms. Arnold served in numerous roles, including executive leadership positions, for General Electric, a global high-tech industrial company with products and services ranging from aircraft engines, power generation and oil and gas production to medical imaging.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

Ms. Arnold has an in-depth knowledge of the chemical industry and has held several senior management positions during her career. She brings industry knowledge and financial expertise to the Company.

For additional detail, see our Board Skills Matrix on page 40.

Class II Directors

Mr. Blackmore serves as Non-Executive Chairman of the Company. Mr. Blackmore was most recently the Senior Vice President, Marketing and Product Supply for Sinclair Oil Corporation, one of the largest independent oil companies in the U.S., and served on their board of directors until his retirement in 2009, having previously held a number of senior marketing roles within that company. He was also Chairman of Sinclair Marketing Inc., which

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is Sinclair Oil Corporation’s convenience store business. Before joining Sinclair in 1995, Mr. Blackmore was with Kerr-McGee Refining Corporation for twenty-six years, progressing through a variety of accounting, marketing and general management positions, ultimately serving as General Manager, Branded Marketing for three years. Mr. Blackmore has a Bachelor of Science degree in Business Administration from Panhandle State University in Oklahoma.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

Mr. Blackmore has an in-depth knowledge of the chemical industry, particularly the oil sector and has held several senior positions during his career. He brings industry knowledge, financial and marketing expertise to the Company.

For additional detail, see our Board Skills Matrix on page 40.

Mr. Paller has served on the board of numerous private companies and non-profit corporations for over forty years. He is currently a member of the Council of National Trustees for the National Jewish Medical and Research Center in Denver, Colorado. An attorney by profession, Mr. Paller has been with the law firm of Smith, Gambrell & Russell LLP for many years specializing in corporate law, particularly mergers and acquisitions, originally serving since 1965 as a partner and currently serving as “Of Counsel” to the firm. Mr. Paller has a Bachelor of Science degree in Business Administration from the University of North Carolina and an LLB degree from Emory University.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Public Company Board Experience	Corporate Governance Experience	M&A Experience	Global Experience	Regulatory/Legal/ Compliance Experience

Mr. Paller has a wealth of directorship experience, having served on various boards for over forty years. He also has many years of legal experience which assists the Board in their deliberations on many topics. He is a valuable resource to the Company, which operates, in a highly regulated industry.

For additional detail, see our Board Skills Matrix on page 40.

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Class III Directors

Mr. Landless was the Group Finance Director for Bodycote plc, a U.K. listed company, which provides thermal processing services globally for a wide range of industries including aerospace, automotive, oil and gas and construction, for 17 years until December 2016. Since March 2013, he has been a Non-Executive Director for Luxfer Holdings plc; a NYSE listed global materials technology company, and was their Audit Committee Chair until May 2019, when he was appointed Chairman of the Board. In January 2017, he was appointed a Non-Executive Director of Renold plc, a U.K. listed global manufacturer of specialist industrial chain and machinery transmissions and also chairs their Audit Committee. He is also a Non-Executive Director of Ausurus Group Ltd the holding company of European Metal Recycling (EMR), a large private scrap metal recycling company and was appointed to this role in June 2017. Mr. Landless’ early career includes fourteen years with Courtaulds plc, where he held a number of finance roles, ultimately serving as the Finance Director of Courtaulds Coatings (Holdings) Limited from 1997 to 1999. Mr. Landless is a Chartered Management Accountant and has a Bachelor of Science degree in Management Sciences from the University of Manchester Institute of Science and Technology in the U.K.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

Mr. Landless brings significant financial expertise and knowledge of financial reporting with his wealth of experience as a Finance Director and as a Non-Executive Director during his career to date. Mr. Landless also has substantial experience in the chemicals, paint and engineering sectors.

For additional detail, see our Board Skills Matrix on page 40.

Mr. Padfield has recently retired as a principal and Executive Vice President of Blackline Partners LLC, a closely held private equity and midstream logistics and terminal development company. He continues to hold the position as the Board Chairman of CAP Technologies, a private U.S. company that has developed and markets a ground-breaking technology for cleaning and coating wire, rebar and plate steel. Prior to forming Blackline Partners, Mr. Padfield was a founding partner and Vice President of U.S. Development Group LLC, an industry leading biofuel and crude oil terminal development company. Mr. Padfield’s early career includes eighteen

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years at Shell Oil Company where he held a number of roles in marketing, engineering and product supply, ultimately serving as the Business Development and Acquisitions Manager for their terminal and pipeline business. Mr. Padfield has a degree in Civil Engineering from the University of Missouri.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Financial Literacy	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Regulatory/ Legal/ Compliance Experience

Mr. Padfield has almost thirty years’ experience in the oil and gas logistics industry, commercial marketing and business development, and his wealth of knowledge in this sector is a valuable resource to the Company.

For additional detail, see our Board Skills Matrix on page 40.

Mr. Williams has served as President and Chief Executive Officer of the Company since his appointment to this position on April 2, 2009 and as a Director of the Company since May 11, 2009. Prior to holding this position, Mr. Williams was Executive Vice President and President, Fuel Specialties of the Company from 2005 to 2009 and in addition assumed responsibility for the global Performance Chemicals business in 2008. He held a number of senior management and sales leadership positions in Innospec Fuel Specialties LLC, latterly acting as the Chief Executive Officer of this business from 2004 to 2009. Before joining the predecessor company of Innospec Fuel Specialties LLC, Starreon Corporation, in 1993, Mr. Williams established a number of businesses and currently holds equity positions in a small exploration and oil production company and a real estate business. Since February 2020, Mr. Williams has served as a Non-Executive Director of AdvanSix Inc., and as a member of its Compensation and Leadership Development Committee and Health, Safety, Environmental and Sustainability Committee.

Key Attributes, Experience and Skills:

Senior Leadership Experience	Public Company Board Experience	Chemical Industry Experience	Corporate Governance Experience	Manufacturing/ Operations Experience	Human Capital Management Experience	M&A Experience	Global Experience	Regulatory/ Legal/ Compliance Experience

As the only management representative on the Board, Mr. Williams provides an insider’s perspective in Board discussions about the business and strategic direction of the Company. Mr. Williams has particular experience in the Fuel Specialties, Performance Chemicals and Oilfield Specialties businesses, and brings a wealth of knowledge to the Company.

For additional detail, see our Board Skills Matrix on page 40.

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DIRECTOR COMPENSATION

Elements of Director Compensation:

The non-employee director’s compensation is generally a flat annual fee based on the following arrangement:

Annual Retainer:

•	An annual retainer of $160,000, paid quarterly, to the Chairman of the Board.

•	An annual retainer of $90,000, paid quarterly, for all other NEDs.

Additional Annual Retainers for Board Committee duties as follows:

•	An additional annual retainer of $10,000, paid quarterly, for the Chair of the Compensation Committee.

•	An additional annual retainer of $16,000, paid quarterly, for the Chair of the Audit Committee.

•	An additional annual retainer of $8,000, paid quarterly, for the Chair of the Nominating and Corporate Governance Committee.

•	An additional annual retainer of $5,000, paid quarterly, to the members of the Audit Committee.

•	No additional daily fees for attendance at Board or Committee meetings or calls, except as provided below.

In addition to the compensation arrangements described above:

•	NEDs may receive an additional daily fee of $2,000 for additional days provided at the specific request of the CEO.

•

Each NED is entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees and related activities.

Annual Equity grant:

•

Each NED also receives an annual grant of equity under the Innospec Inc. Long-Term Incentive Omnibus Plan (the “Omnibus Plan”) in February of each year, equal to $90,000, based on the closing stock price for Company stock on the date prior to grant (two-thirds of such awards to be full value equity awards to be granted at zero cost, one-third to be options granted with an exercise price equal to market price). Full value awards vest after three years. Options become exercisable normally after three years, with all options vesting at the end of this period. All options have a ten-year term.

•

The value of the full value awards for the Directors included in the “Director Compensation” table, under the column headed “Stock Awards”; the table discloses the grant date fair value of full value awards made under the Omnibus Plan. The value of the full value awards is determined using the number of stock awarded and the grant date fair value for each stock awarded are calculated using the Black-Scholes model, with reference to the underlying stock price, volatility of the Company’s stock price, risk free rate and expected dividend yield. For full value awards with additional characteristics, such as vesting criteria linked to stock market indices or stock price performance, a Monte Carlo simulation is used to model the

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range of potential outcomes. For further information on the assumptions underlying these grant date fair values refer to Note 18 of the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

•

The value of the option awards for the Directors included in the “Director Compensation for fiscal 2020” table, under the column headed “Option Awards”, discloses the grant date fair value of options awarded under the Omnibus Plan. The value of the option awards is determined using the number of options awarded and the grant date fair value for each option made in the year. The grant date fair values on Company stock options are calculated in the same way as the full value awards described above.

Director Stock Ownership Guidelines

The Compensation Committee has determined that there should be a minimum stockholding requirement for the NEDs. All NEDs are required to acquire and hold stock valued at the equivalent of two times their annual retainer. These stock ownership levels must be reached within five years of appointment. At the end of 2020, the stockholding for all the NEDs, except Ms. Poccia and Ms. Arnold, was greater than 200% of the annual retainer. Ms Poccia has three more years to reach the required level and Ms. Arnold has five more years.

DIRECTOR COMPENSATION FOR FISCAL 2020:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Total $
Ms. Elizabeth K. Arnold	23,750	0	0	23,750
Mr. Milton C. Blackmore	173,750*	53,916	5,850	233,516
Mr. David F. Landless	116,000*	53,916	5,850	175,766
Mr. Lawrence J. Padfield	99,500	53,916	5,850	159,266
Mr. Robert I. Paller	90,000	53,916	5,850	149,766
Ms. Claudia P. Poccia	104,000*	128,713**	9,548	242,261
Mr. Joachim Roeser §	52,500	53,916	5,850	112,266
Mr. Hugh G.C. Aldous §§	51,500	53,916	5,850	111,266

*      This amount includes $10,000 in fees for assistance in finding a new Director, based on days spent.

**    This amount includes 1,000 shares awarded to Ms. Poccia in her first year, for joining the Board.

§      Mr. Roeser was a non-employee director for only part of the year, having passed away in April 2020. Compensation shown in the table is for the part of the year ended December 31, 2020 that he was a director.

§§    Mr. Aldous was a non-employee director for only part of the year ended December 31, 2020. He retired immediately following the 2020 Annual Meeting of Stockholders on May 6, 2020. Compensation shown in the table is for the part of the year ended December 31, 2020 that he was a director.

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The number of unexercised options and unvested full value equity awards outstanding as of January 31, 2021 for each NED is detailed in the table below:

Name	Number of Options	Number of Stock Awards	Grant Price $	Date of Grant

Mr. Hugh G.C. Aldous *
	370		81.07	02.25.19
	293		0.00	02.20.18
	880		68.20	02.20.18
	283		0.00	02.21.17
	850		70.60	02.21.17
	1,030		44.18	02.22.16
	1,035		43.95	02.23.15

Ms. Elizabeth K. Arnold	-	-	-	-

Mr. Milton C. Blackmore		627	0.00	02.24.20
	313		95.70	02.24.20
	370		81.07	02.25.19
		740	0.00	02.25.19
	293		0.00	02.20.18
	880		68.20	02.20.18
	850		70.60	02.21.17
	1,030		44.18	02.22.16
	1,035		43.95	02.23.15

Mr. David F. Landless		627	0.00	02.24.20
	313		95.70	02.24.20
	370		81.07	02.25.19
		740	0.00	02.25.19
	293		0.00	02.20.18
	880		68.20	02.20.18

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Mr. Lawrence J. Padfield		627	0.00	02.24.20
	313		95.70	02.24.20
	370		81.07	02.25.19
		740	0.00	02.25.19
	293		0.00	02.20.18
	880		68.20	02.20.18
	283		0.00	02.21.17
	850		70.60	02.21.17
	1,030		44.18	02.22.16
	1,035		43.95	02.23.15
	977		46.03	02.14.14
	1,108		40.58	05.15.13

Mr. Robert I. Paller		627	0.00	02.24.20
	313		95.07	02.24.20
	370		81.07	02.25.19
		740	0.00	02.25.19
	293		0.00	02.20.18
	880		68.20	02.20.18
	283		0.00	02.21.17
	850		70.60	02.21.17
	1,030		44.18	02.22.16
	1,035		43.95	02.23.15
	977		46.03	02.14.14
	1,089		41.31	02.20.13
	1,522		29.56	02.23.12
	1,660		27.11	02.22.11

Ms. Claudia P. Poccia	424		70.74	05.20.20
		848	0.00	05.20.20
		1,000	0.00	05.20.20

*    In the case of Mr. Hugh G.C. Aldous, who retired from the Board on May 6, 2020, the table shows the options which are outstanding as at January 31, 2021 and must be exercised before May 6, 2021, being the date which is 12 months from his retirement date.

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WHO OWNS OUR STOCK? INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

The table “Stock Ownership of Directors and Executive Officers” sets out information with regard to the Directors of the Company, our Executive Officers who are named in the “Summary Compensation Table” which appears later in this Proxy Statement (“Named Executive Officers” or “NEOs”), and all current Directors and Executive Officers of the Company as a group.

The table “Beneficial Owners at Fiscal Year-End 2020” sets out certain information with respect to the beneficial ownership of the Company’s Common Stock as of December 31, 2020 by holders of more than 5% of the Company’s outstanding Common Stock.

As of December 31, 2020 excluding treasury stock, there were 24,595,901 shares of Common Stock outstanding. To the knowledge of the Company, each stockholder listed in the tables below has sole voting and investment power with respect to the stock indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Company’s corporate address.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AS OF JANUARY 31, 2021

The following table sets out the amount of our Common Stock beneficially owned by each of the Directors, the CEO, the CFO and the other NEOs of the Company:

Name		Shares Owned Directly or Indirectly	Shares Underlying Options Exercisable within 60 Days	Total	Percent of Class
Ms. Elizabeth K. Arnold		0	0	0	*
Mr. Milton C. Blackmore	(1)	7,000	3,795	10,795	*
Dr. Philip J. Boon		11,956	10,263	29,960	*
Mr. Ian C. Cleminson		20,997	1,161	22,158	*
Mr. David F. Landless		2,405	880	3,285	*
Dr. Ian M. McRobbie		35,889	0	35,889	*
Mr. Lawrence J. Padfield		2,904	6,163	9,067	*
Mr. Robert I. Paller		10,328	9,326	19,654	*
Ms. Claudia Poccia		0	0	0	*
Mr. Brian R. Watt		24,888	4,017	28,905	*
Mr. Patrick S. Williams		171,379	25,402	196,781	*
Directors and Executive Officers as a group (13 persons)	(2)	302,746	70,664	373,410	1.26

Footnotes to “Stock Ownership” table:

(*)	Less than 1%
(1)	In the case of Mr. Blackmore this figure includes 1,000 held by ‘The Milton & Janet Blackmore Trust’
(2)	Includes the above named directors and officers as well as Dr. Catherine Hessner and Mr. David Jones

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BENEFICIAL OWNERS AT FISCAL YEAR END 2020 (INFORMATION AS REPORTED IN SCHEDULE 13G AS OF DECEMBER 31, 2020)

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York NY 10022	(1)	3,844,107	15.60%
FMR LLC 245 Summer Street Boston MA 02210	(2)	2,654,447	10.80%
The Vanguard Group 100 Vanguard Boulevard Malvern Pennsylvania PA 19355	(3)	2,528,521	10.29%
Wells Fargo & Company 420 Montgomery Street San Francisco CA 94163	(4)	2,106,289	8.57%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin TX 78746	(5)	1,237,726	5.00%

Based on a review of filings with the SEC, the Company is unaware of other holders of more than 5% of the outstanding shares of Innospec Inc. Common Stock.

Notes:

(1)	According to a Schedule 13G dated January 25, 2021, BlackRock, Inc. has sole voting power over 3,796,193 shares and sole dispositive power over 3,844,107 shares.

(2)

According to a Schedule 13G/A dated February 8, 2021 filed jointly by FMR LLC (“FMR”) and Abigail P. Johnson (“Ms. Johnson”), neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees.

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(3)

According to a Schedule 13G/A dated February 10, 2021, The Vanguard Group, has sole voting power over 50,408 shares, sole dispositive power over 2,458,400 shares, shared dispositive power over 70,121 shares and beneficially holds 2,528,521 shares.

(4)

According to a Schedule 13G/A dated February 11, 2021, Wells Fargo & Company has sole voting power over 54,311 shares, sole dispositive power over 54,311 shares, shared voting power over 385,426 shares, shared dispositive power over 2,051,978 shares and beneficially held shares of 2,106,289 shares.

(5)

According to a Schedule 13G/A dated February 12, 2021, filed by Dimensional Fund Advisors LP, it has sole voting power over 1,184,016 shares and sole dispositive power over 1,237,726 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Delinquent Section 16(a) Reports

Based solely upon a review of the copies of Section 16(a) forms furnished to the Company, we believe that each of the Company’s officers, Directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal 2020, except that a Form 3 for Graeme Blair was filed late due to an administrative error.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2020, relating to our current equity compensation plans approved by security holders, pursuant to which grants of options, full value options, restricted stock, restricted stock units or other rights to acquire stock have been granted from time to time under the Company Stock Option Plan (“CSOP”), Performance Related Stock Option Plan (“PRSOP”), Non-Executive Directors Stock Option Plan (“NEDSOP”) and Omnibus Plan.

The CSOP, PRSOP and the NEDSOP expired in May 2018 and no further options were granted under these plans after that date, although outstanding options granted under such plans remain exercisable until their respective expiration dates. Options and full value awards were granted under the Omnibus Plan. This plan provides for options exercisable for Common Stock and performance shares as well as cash incentive awards, which are payable in cash based on stock price.

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We do not have any equity compensation plans that have not been approved by stockholders. Additional information about the CSOP, PRSOP and Omnibus Plan can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	283,457	$15.979	750,526

Equity compensation plans not approved by stockholders	-	-	-

Total	283,457	$15.979	750,526

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PROPOSAL 3 – ADVISORY APPROVAL OF INNOSPEC’S EXECUTIVE COMPENSATION

(Item 3 on the Proxy Card)

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs, as disclosed in this Proxy Statement including the Compensation Discussion and Analysis, the Compensation Tables and related material, in accordance with the compensation disclosure rules of the SEC. In accordance with Section 14A of the Exchange Act, we are offering to our stockholders a non-binding, advisory vote on 2020 compensation for the Named Executive Officers, including the compensation of our CEO.

Innospec’s goal for its executive compensation program is to attract, motivate and retain a talented, highly qualified team of executives who will provide leadership for our success in the competitive global markets we operate in. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. We believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders as it is competitive with the market, includes both short and long-term awards and is performance based, providing a strong link between executive compensation and the performance of the Company.

The Board recommends you vote “FOR” the advisory resolution approving Named Executive Officer Compensation.

The Compensation Committee continually reviews the compensation programs for our NEOs to confirm that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Discussion and Analysis beginning on page 62 of this Proxy Statement describes the Company’s executive compensation program in more detail.

We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We are asking our stockholders to indicate their support for our NEO compensation as described in the Compensation Discussion and Analysis section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company. However, the Board will consider that the stockholders have approved executive compensation on an advisory basis if this proposal receives the affirmative vote of a majority of the votes present or represented by proxy. The Compensation Committee values the opinions that stockholders express through their votes and will consider the outcome of the vote when making future compensation decisions.

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Historical Say-On-Pay votes:

The chart below sets out the voting in respect of the “say-on-pay” proposal for the last three years:

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PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 4 on the Proxy Card)

The Board is seeking ratification of the appointment of PwC at the Annual Meeting in respect of the 2021 fiscal year.

The Audit Committee has appointed the accounting firm PwC to serve as the Company’s independent registered public accounting firm with respect to the 2021 fiscal year, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2021 and to perform other appropriate audit related services.

PwC also served (with effect from May 24, 2019) as the Company’s independent registered public accounting firm for the 2019 fiscal year, having replaced KPMG LLP, which served from the 2018 Annual Meeting of Stockholders, and its predecessor KPMG Audit Plc, who served as the Company’s independent registered public accounting firm for fiscal year 2011 through the end of the fiscal year 2017.

The Board recommends you vote “FOR” the ratification of PwC as our independent accounting firm for 2021.

Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain and supervise the Company’s independent registered public accounting firm, the Board considers the selection of such firm to be an important matter of stockholder concern and is submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice.

In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PwC is expected to be available by telephone at the Annual Meeting. The available representative will have the opportunity to respond to questions and to make a statement if such representative desires to do so.

Change of Independent Public Accountant

As reported on the Company’s Current Report on Form 8-K dated April 11, 2019, on April 5, 2019, KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, notified the Company of its intention to resign as the Company’s independent registered public accounting firm in advance of the audit for the year ending December 31, 2019. Following consultation with the Board, the Audit Committee appointed PwC on May 24, 2019 as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and to provide reviews of the Company’s quarterly reporting for such fiscal year, other than for the quarter ended March 31, 2019, which was reviewed by KPMG LLP.

In connection with this change, the Company confirms that the reports of KPMG LLP and its predecessor firm, KPMG Audit PLC (collectively “KPMG”), on the Company’s consolidated financial statements for the most recent fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

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The audit reports of KPMG on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 and 2017 also did not contain any adverse opinion or disclaimer of opinion.

During the fiscal years ended December 31, 2018 and December 31, 2017 and during the subsequent interim period from January 1, 2019 through to the date of KPMG LLP’s notification of its intention to resign, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or periods, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As it was required to do, the Company provided KPMG with a copy of the Form 8-K reporting KPMG’s resignation and requested that KPMG provide the Company with a letter addressed to the SEC stating whether or not KPMG agrees with the above disclosures. A copy of KPMG’s letter, dated April 10, 2019, in which KPMG confirmed that it agreed with the Company’s disclosures, was attached as Exhibit 16.1 to such Form 8-K.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to the Company by PwC and other global PwC member firms and KPMG LLP and other global KPMG member firms for the fiscal years 2020 and 2019 were:

Fee Type		Fiscal 2020 $’000	Fiscal 2019 $’000
Audit	PwC	2,562	2,400
	KPMG	-	-

Audit Related	PwC	-	-
	KPMG	40	100

Tax	PwC	-	-
	KPMG	-	-

Other	PwC	117	223
	KPMG	-	-

Total	PwC	2,679	2,623
	KPMG	40	100

Note 1:

The aggregate fees included in Audit fees are fees billed for the fiscal years for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, and review of documents filed with the SEC. The aggregate fees included in each of the other categories are fees billed in the respective fiscal years.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to the Audit Committee Chair, provided all such delegated pre-approval decisions are reported to the Audit Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related and tax services, which are detailed as to type of service, is granted by the Audit Committee at each quarterly meeting. The Audit Committee subsequently reviews fees that are paid for such pre-approved services. Specific pre-approval is required for all other services that are requested of our independent registered public accounting firm. These requests are reviewed quarterly, and the status of all such requests and services is reviewed with the Audit Committee.

In fiscal years 2020 and 2019, the Company did not make any payments to its independent registered public accounting firm for which the de minimis exception was used.

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AUDIT COMMITTEE REPORT

The Board has adopted a written Audit Committee Charter.

As part of fulfilling its responsibilities, the Audit Committee:

1.

held meetings with the Company’s Business Assurance function and the independent registered public accounting firm, both in the presence of management and privately to discuss the overall scope and plans for the respective audits, the results of the audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s final reports;

2.	reviewed and discussed the audited consolidated financial statements for fiscal year 2020 with management and the independent registered public accounting firm;

3.	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirement of the Public Company Accounting Oversight Board and the SEC; and

4.

received the written disclosure and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board Rule regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed that firm’s independence with representatives of that firm. The Audit Committee has also considered whether PwC’s provision of non-audit services to the Company is compatible with its independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The foregoing report has been approved by all members of the Audit Committee.

DAVID F. LANDLESS, Chair

MILTON C. BLACKMORE

ELIZABETH K. ARNOLD

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Dr. Philip J. Boon Age: 61 Executive Officer since June 1, 2009

Dr. Boon was appointed as Chief Operating Officer effective November 2015. In this role, Dr. Boon has direct responsibility for the global Fuel Specialties business as well as an overseeing role with our global Performance Chemicals and Oilfield Specialties businesses and has a key role in the strategic development of Innospec. Prior to this, Dr. Boon was the Executive Vice President, Business Operations from June 2009 and was responsible for all our businesses in Europe, Middle East and Africa (EMEA). Dr. Boon joined the Company in 1997 and has held various senior management positions covering most operational aspects of the business. He has over 30 years international experience in the specialty chemicals industry and previously held positions with Ciba Geigy and FMC in the U.S. and Europe. He has a PhD in Chemistry from Leicester University.

Mr. Ian P. Cleminson Age: 55 Executive Officer since July 3, 2006

Mr. Cleminson serves as Executive Vice President and CFO to the Company, having joined it in February 2002. Prior to this appointment, Mr. Cleminson was Financial Controller for the Fuel Specialties and Performance Chemicals business units within the Company. He joined the Company from BASF plc. where, between 1999 and 2002, he served as Financial Controller of their Superabsorbents division. Previously, he worked as an accountant in private practice since 1989.

Dr. Catherine Hessner Age: 62 Executive Officer since August 12, 2003

Dr. Hessner serves as Senior Vice President, Human Resources of the Company, having joined it in March 2003. Prior to joining the Company, she served as European Human Resources Director for Nova Chemicals, a U.S. commodity chemicals company. From 1995 to 1999, Dr. Hessner served as European HR Director, based in the U.K., for Anheuser-Busch, the U.S. brewing corporation and, prior to that, spent nine years with various divisions of Mars Incorporated in a variety of human resources and general business roles. Dr. Hessner has informed the Company that she will retire, effective April 30, 2021.

Dr. Ian McRobbie Age: 72 Executive Officer since May 7, 2002

Dr. McRobbie serves as Senior Vice President and Chief Technology Officer of the Company, having joined it in January 2002. Between 1989 and 2002, he was Technical Director of A H Marks and Company Limited, a privately owned U.K. chemical company operating in agrochemical and specialty chemical markets. Prior to this, he worked in senior research and manufacturing roles for Seal Sands Chemical Co. Limited (a wholly owned subsidiary of the Hexcel Corporation based in California) and BTP plc. (now part of Clariant).

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Mr Brian Watt Age: 62 Executive Officer since January 1, 2010

Mr. Watt was appointed Senior Vice President, Corporate Development and Investor Relations in August 2017. Mr. Watt has significant experience in the chemicals industry and prior to joining the Company, he held commercial positions in Shell, ICI, Avecia and Astra Zeneca. Mr. Watt joined the Company as Mergers and Acquisitions Manager in 2001 and he then held positions in both the Performance Chemicals and Fuel Specialties business units and was appointed as Vice President, Strategic Planning and Regulatory Affairs in 2010, before taking up his current role. Mr. Watt has informed the Company that he has decided to retire, effective April 30, 2021.

Mr. David B. Jones Age: 52 Executive Officer since March 1, 2018

Mr. Jones was appointed Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary on March 1, 2018. Before joining the Company, Mr. Jones served as Vice President, Deputy General Counsel of West Corporation, and Chief Counsel of Lennox International, and prior to that he was a Partner with DLA Piper LLP. Mr. Jones is a Certified Public Accountant and was in private practice with Ernst & Young and PricewaterhouseCoopers prior to commencement of his legal career.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) is designed to explain the Company’s executive compensation philosophy and programs and describes the material elements of compensation for 2020 for the NEOs listed in the “Summary Compensation Table”. The tables following the CD&A contain specific information on the compensation awarded to or earned by the NEOs in 2020.

This CD&A is organized into the following sections:

Section	Description
Executive Summary	Highlights of our executive pay programs, key results in the year and summary of Company’s compensation philosophy
Say-on-Pay Results	Our Say-on-Pay results for 2020
How We Set Pay	Goals of our executive pay programs and summary of how our Compensation Committee establishes and governs the programs
Elements of Pay	Elements of pay and description of how our incentive compensation programs are designed to reward increases in stockholder value, company performance against financial targets and executive performance against personal objectives
Other Pay Programs and Policies	Information on other aspects of our compensation programs

Executive Summary

2020 Results

The Company’s financial results in 2020 were adversely impacted by the COVID-19 pandemic and the global economic environment. Unprecedented market conditions caused by circumstances outside management’s control meant we missed our financial targets for the year, which had been set prior to the pandemic. The impact of COVID-19 on our global business continues to evolve. However, we have maintained a strong balance sheet, delivered a higher total stockholder return (“TSR”) than our Comparator Group and continued to operate the business throughout the pandemic. Improving business conditions during the 3rd and 4th quarters combined with efforts by management to focus on cash generation enabled the Company to maintain its dividend for 2020 and enter 2021 with a $104.7 million net cash position.

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Corporate Free Cash Flow Ended year with net cash position of $104.7M and paid off all our external bank debt	Stockholder Dividend Continued dividend policy from 2019, paying $1.04 in 2020, an increase from $1.02 in 2019 and $0.89 in 2018	Total Stockholder Return Delivered 33% over the last 3 years vs our 2020 Chemicals Industry Comparator Group average of 7% during the same period

Continuity of Operations Operated manufacturing facilities throughout the pandemic	Enhanced Health and Safety Procedures Strengthened health and safety protocols in accordance with local guidelines at each of our operating facilities	Performance Chemicals Operating Income for 2020 up 8% over 2019 with growth in high margin segments and increased focus on driving sustainability strategy

Oilfield Services Rebounded from all-time low oil prices and plummeting demand to finish the year EBITDA neutral and with a strengthened position in Middle East region	Fuel Specialties New products introduced and experienced good growth in 2020 in new markets in developing regions	Drag Reducing Agents Experienced strong growth in sales in Oilfield Services

New Product Introduction and Commercialization Products launched in the last 5 years have accounted for 23% of total sales in 2020

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As a result of the COVID-19 pandemic, the demand for oil and fuel collapsed and the financial performance of our Fuel Specialties and Oilfield Services divisions fell below the threshold level for bonus payments. Overall, the financial performance of the Company was below the threshold level required to receive a pay-out under the rules of all Company bonus plans for all employees, including NEOs. As part of our pay-for-performance culture, the Compensation Committee has the discretion to consider the economic and business challenges the Company faces. In recognition of the efforts, leadership and accomplishments of the NEOs and all other employees under extraordinary circumstances, the Compensation Committee exercised its discretion to make available a $12 million discretionary pool allowing for a potential one-time discretionary payment to employees. The size of the discretionary pool equates to approximately 50% of the value of the total potential bonus payments at target across all employees, including the NEOs. As part of this, the Compensation Committee and the other independent members of the full Board approved one-time discretionary payments to the NEOs totaling $835,088, which equates to around 7% of the total discretionary pool.

Compensation philosophy

The compensation philosophy of the Company is to link executive compensation to continuous improvement in corporate performance and increases in stockholder value, while at the same time allowing the Company to attract and retain the executive talent required to successfully manage our business. The overall compensation program is designed to motivate our employees to achieve business objectives and maximize their long-term commitment to our success.

For the CEO, we target his base salary in the upper quartile of the relevant market for the role, given his track record of success and tenure with the Company. For the other NEOs, we target the market median (50th percentile) but consider other factors including individual experience and expertise, overall performance, internal pay equity and contribution to the Company.

➢

Our CEO’s base salary was increased by 4% to $1,170,000 for 2020, which was within 25% of the average base salary for CEOs in the Comparator Group companies, as defined below, and 10% below the upper quartile of the U.S. survey group in the year.

➢	Following the 2020 increases, base salaries for the other NEOs increased by an average of 3.5% and were all within a 5% range of the market median data.

NEOs for 2020
Mr. Patrick S. Williams President and Chief Executive Officer
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer
Dr. Philip J. Boon Executive Vice President and Chief Operating Officer
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer

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Basic Compensation Practices

Our executive compensation program engages certain pay practices to accomplish our overall objectives while avoiding other, more problematic or controversial practices.

What We Do
Pay for performance	Target executive pay around market median for NEOs and upper quartile for the CEO, while also considering tenure, experience and other factors
Emphasize long-term performance	Maintain minimum stock ownership guidelines
Design compensation package with mix of operational and market-based metrics	Engage independent advisors for Compensation Committee
Have a clawback policy
What We Don’t Do
Allow directors and executive officers to hedge or pledge Company securities	Pay dividends on unvested performance shares or units
Pay tax gross ups to our NEOs	Pay above market interest on deferred compensation
Allow option repricing or share recycling without stockholder approval

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Compensation Elements and Performance Metrics

The Compensation Committee seeks to achieve an appropriate balance between fixed and variable compensation elements to link a significant proportion of compensation to performance. The elements are designed to provide incentive for our NEOs to achieve goals that are important to the Company’s success.

Compensation Element	Performance Metrics for 2020	Rationale
Base Salary		Fixed pay targeted at upper quartile of relevant market for the CEO and market median for other NEOs
Management Incentive Compensation Plan (MICP -annual cash incentive)	• Corporate/Business performance (Operating Income, Cash Flow) • Represents 80% of target bonus	Rewards operational performance and profitability
	• Performance against personal objectives • Represents 20% of target bonus	Rewards achievement of personal objectives relative to current economic and business challenges
Market Value Stock Option Awards (Long-term equity)		Directly aligns with value delivered to stockholders as such options only have value if stock price increases over long period of time
Full Value Stock Awards (Long-term, performance-based equity)	• Relative TSR performance vs Russell 2000 index • Revenue growth • Earnings per share growth	Full vesting requires delivery of long-term financial and relative TSR performance
Market Value Cash Incentive Awards (Long-term and payable in cash)		Cash-based award that directly aligns with value delivered to stockholders as such awards only have value if stock price increases over long period of time
Full Value Cash Incentive Awards (Long-term, performance-based and payable in cash)	• Relative TSR performance vs Russell 2000 index • Revenue growth • Earnings per share growth	Full vesting requires delivery of long-term financial and relative TSR performance

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Balance of Fixed and Variable Compensation

For Executive Officers, the target is at least 50% of total compensation is delivered through variable pay with a mix of long-term and short-term incentives and cash and equity compensation. In 2020 over 50% of overall compensation for the CEO and other NEOs was delivered through variable compensation.

Details of our pay programs in 2020, to include say-on-pay results, how we set pay, elements of pay and other pay programs are detailed in the following sections of the CD&A.

Say-on-Pay Results

At the 2020 Annual Meeting of Stockholders, the Company conducted a non-binding advisory vote on its executive compensation. At that meeting, approximately 99% of the stock present and entitled to vote on the proposal voted to “Approve” executive compensation. The Compensation Committee noted the high level of stockholder support when reviewing its executive compensation programs and made no changes or modifications to the programs as a direct consequence of this vote. The Compensation Committee takes the outcome of the vote into account when reviewing its executive compensation programs together with consideration of the interaction of our compensation programs with our business objectives, input from the independent compensation consultant and executive market data. Each of these factors is evaluated by the Compensation Committee in the exercise of its fiduciary duty to act in the best interests of the Company. As

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part of its regular review process regarding executive compensation, the Compensation Committee considered each of these factors and any modifications to its NEO compensation process are discussed herein.

How We Set Pay

The goals of the Company’s executive compensation programs are to:

➢	Establish pay levels that are necessary to attract and retain highly qualified executive officers, considering the overall competitiveness of the market and the Company’s unique business profile;

➢	Recognize superior individual performance and taking on new responsibilities within the Company;

➢

Balance short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and to encourage executive performance in the fulfillment of those objectives and strategy;

➢	Provide variable compensation opportunities linked to the Company’s performance;

➢	Encourage Executive Officers to own Company’s stock;

➢	Align Executive Officer compensation with the interests of stockholders; and

➢	Reward exceptional performance.

The Company regularly reviews its executive compensation programs to confirm that each component is competitive and provides a balance between fixed elements of pay and performance related elements. No element of compensation is driven exclusively by tax, accounting or regulatory considerations. Further information on each of the key components of compensation is given in the Elements of Pay section below.

Role of the Compensation Committee and the Compensation Consultant

The Compensation Committee of the Board oversees the Company’s compensation programs and practices for NEOs and other key Executive Officers and Directors. The Compensation Committee reviews and approves compensation for our Executive Officers, including salary, incentive programs, stock-based awards and compensation, retirement plans, perquisites and supplemental benefits, employment agreements, severance arrangements, change in control arrangements and other executive compensation matters. In 2020, advice to the Compensation Committee was provided by Mr. Dion Read, an independent compensation consultant, who has significant experience in executive compensation. Mr. Read was retained by the Compensation Committee and has met with the Compensation Committee at least annually and provided advice at other times as the Compensation Committee deemed appropriate. Any other work undertaken by the compensation consultant for the Company must be approved by the Compensation Committee. In 2020, Mr. Read did not perform any additional work for the Company. The Compensation Committee has assessed the independence of Mr. Read and has determined that he does not have any conflict of interest.

As a result of Mr. Read’s planned retirement in early 2021, the Compensation Committee appointed Exequity as independent compensation consultant to the Compensation Committee effective January 1, 2021.

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The Compensation Committee reviews and approves the compensation structure for our NEDs at least bi-annually, including retainers, fees, stock-based awards and other compensation and expense items. This review is discussed under the “Director Compensation” section of this Proxy Statement.

The processes and procedures for the Compensation Committee oversight of compensation programs are discussed in the “Corporate Governance” section of this Proxy Statement.

Role of the Chief Executive Officer and Other Executive Officers

The CEO attends Compensation Committee meetings by invitation and does not attend Compensation Committee meetings when his compensation is being determined. Each year, the CEO, at the request of the Compensation Committee, provides his assessment of the performance of the other Executive Officers, including their achievement of individual objectives and contribution to the overall business performance. He then recommends adjustments to base salary, if appropriate.

The Compensation Committee then reviews all elements of compensation for the Executive Officers, considering the recommendations of the CEO, as well as market data and information from the Senior Vice President, Human Resources (“SVP, HR”). The Compensation Committee also reviews all elements of compensation for the CEO and evaluates the CEO’s performance in light of those goals, taking into account the Chair of the Compensation Committee’s review and assessment of the performance of the CEO, overall business performance and results, competitive market data and other relevant information provided by the SVP, HR. The Compensation Committee reviews, discusses and determines the CEO’s compensation package without him being present.

The Compensation Committee makes decisions relating to the compensation of the NEOs, including the CEO, which it recommends to the full Board for approval.

The SVP, HR assists the Compensation Committee, serving as the Compensation Committee’s secretary, and provides information on compensation as requested by the Compensation Committee.

Competitive Market

The Compensation Committee reviews nationally recognized compensation survey data provided by Willis Towers Watson to compare the Company’s compensation practice with the external market. For the Executive Officers based in the U.S., Willis Towers Watson U.S. data for similar sized roles in organizations with over $1 billion revenue was used. These are standard Willis Towers Watson data sets and were not customized prior to use. In addition, the Compensation Committee also uses a Chemical Industry Comparator Group (“Comparator Group”) as an additional reference point for our CEO’s compensation. The companies included in the Comparator Group were selected by the Compensation Committee based on several factors, including company size and market capitalization. The Compensation Committee reviewed the Comparator Group in November 2020 and removed Cambrex, Innophos, Omnova Solutions and Polyone, who were no longer relevant due to M&A activity; and added Avient Corporation, Balchem Corporation, Koppers Holdings Inc., Rayonier Advanced Materials, Ingevity Corporation and Minerals Technologies Inc.

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The Comparator Group for 2021 consists of the following 18 companies:

• Albermarle Corporation	• American Vanguard Corporation	• Ashland Global Specialty Chemicals Inc.

• Avient Corporation	• Balchem Corporation	• Cabot Corporation

• Ferro Corporation	• H.B. Fuller Company	• Ingevity Corporation

• Koppers Holding Inc.	• Kraton Corporation	• Minerals Technologies Inc.

• NewMarket Corporation	• Quaker Chemical Corporation	• Rayonier Advanced Materials

• Sensient Technologies Corporation	• Stepan Company	• Tredegar Corporation

For U.K. based Executive Officers, Willis Towers Watson U.K. data for similar sized roles in organizations with over $1 billion revenue was used. These are also standard Willis Towers Watson data sets and were not customized prior to use. All executive jobs were assessed and graded using the Willis Towers Watson Global Grading methodology. Job sizes are then matched into the data so that comparisons are made at the appropriate level.

References to market data in this CD&A, unless otherwise noted, are to these foregoing sources.

Elements of Pay

Our Compensation Committee has designed our compensation program to align pay with performance. Our executives are rewarded for delivery of long-term stockholder value, performance against long and short-term financial targets and personal objectives aligned to our strategy.

Elements of Pay

The material elements of compensation for the Company’s NEOs are:

➢	Base salary;

➢	Short-term incentive;

➢	Long-term incentives; and

➢	Other benefits (including retirement and supplemental plans, severance, change in control, employment agreements and perquisites).

Base Salary

A base salary is provided to our Executive Officers. The level of base salary is reviewed on an annual basis and is adjusted, if appropriate, to recognize the scope and complexity of a role, market data and individual performance. The Compensation Committee targets base salary at the median (50th percentile) of the survey group but considers other factors including individual experience and expertise, overall performance, internal pay equity and contribution to the Company. We believe this methodology enables us to remain competitive as an employer in our markets without incurring unnecessary costs. In the case of Mr. Williams, the Compensation Committee views Mr. Williams as key to the Company’s continued success, given his unique skills and experience and his long and successful tenure as CEO, and therefore determined that it was appropriate to benchmark his base salary in the upper quartile of the relevant market.

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Annual Incentives

The Company’s Management Incentive Compensation Plan (“MICP”) is a short-term incentive plan, which provides for cash payments which are driven by annual performance. Payments are based on achievement against pre-determined financial goals set by the Board each year. Targets are set for corporate performance and business unit performance (where appropriate) and for personal performance against objectives. All payments under the MICP are subject to an overall Corporate Operating Income performance threshold of 90% of the agreed target for the year; if this target is not achieved, no payments under the MICP are made to any individual, regardless of personal and business unit performance.

Further, where an individual’s payment under the MICP includes a financial measure for a business unit, the business unit must also achieve a minimum of 90% of the operating income target or the individual will not receive any MICP bonus for that year for that element, irrespective of overall corporate and personal performance.

Actual MICP Bonus pay-outs are based on the following formula:

Following a review of the relevant market, the Compensation Committee determined that Mr. Williams’s bonus at target and maximum potential was below the median market level and therefore agreed to increase his Target MICP Bonus Percentage from 75% of base salary to 85% of base salary, with the maximum potential bonus increasing from 172.5% to 195.5%, effective January 1, 2020. The target percentage for the other Senior Executive Officers remained at 50%, with a maximum potential MICP Bonus pay-out as a percentage of salary of 115%. The levels of MICP target bonus are reviewed periodically and are targeted at the median level against the market. The target and maximum bonus percentages for the CEO are within 15% of the average levels for CEOs in the Comparator Group of companies and the median levels in the U.S. survey group, which the Compensation Committee believes to be appropriate.

The Financial Performance Multiplier is determined by the following table:

% Business Achievement against Target	Financial Performance Multiplier

Less than 90%	0

90%	50%

100%	100%

Equal to or more than 130%	250%

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The Financial Performance Multiplier increases on a linear basis. For example, a 95% Business Achievement results in a 75% Financial Performance Multiplier, and a 110% Business Achievement results in a 150% Financial Performance Multiplier.

The Compensation Committee reviews the allocation between business and personal performance each year to verify that it is appropriate.

The financial performance measures are established by the Compensation Committee and are reviewed each year so that they remain appropriate and focused on the delivery of high performance while recognizing the economic and business challenges the Company faces. In 2020, the Compensation Committee determined that, consistent with the approach taken in the previous year, the appropriate measures were as follows:

➢

Corporate Operating Income (before restructuring). This is a measure of earnings and represents operating income adjusted to exclude certain one-time/nonrecurring restructuring costs, such as severance, that are not reflective of our underlying operations for the period in which they are recorded and therefore mask our underlying trends. These one-time/nonrecurring items are approved by the Compensation Committee.

➢	Corporate Free Cash Flow. This is seen as a measure of working capital management and represents corporate operating cash flow after capital expenditure and before the cash effect of restructuring.

➢

Personal Performance against Objectives. Annual personal objectives for each NEO are established by the Compensation Committee at the start of the financial year and reflect the specific role and responsibilities of the NEO.

The metrics are set at the start of the year and approved by the Compensation Committee. Corporate operating income before restructuring and corporate free cash flow are non-GAAP measures. In addition, the Compensation Committee determines whether the performance measures for any NEO should also include operating income and operating cash flow for the relevant individual businesses, based on the NEO’s specific role and responsibilities. This determination is made at the start of the year. These measures were chosen as they are designed to align the NEOs with the balanced objectives of increasing earnings and improving cash flow through working capital management, which the Compensation Committee believes are key to the success of the Company. Personal objectives are specific to the business unit(s) or function within which the NEO operates. In addition to the personal element shown in the formula above, if an individual’s overall performance assessment for the year is below satisfactory, then no MICP bonus is paid to that individual at all.

Maximum incentive payments under the MICP are awarded when the Company or, where relevant, an individual business unit exceeds its target performance measures by 30%.

No awards are made under the MICP until the annual business results have been audited by the independent registered public accounting firm and approved by both the Audit Committee of the Board and the full Board.

A provision exists which allows for potential claw-back of bonuses already paid to all Executive Officers if, at some point in the future, it is identified that the audited annual financial results need to be materially restated.

In 2020, for all NEOs, MICP incentive payments were based on achievement of targets set for corporate operating income (before restructuring) and corporate free cash flow. In the case of Dr. Boon, in addition to corporate targets, a proportion of his MICP incentive payment was based on achievement of targets set for operating cash flow for the global Fuel Specialties business unit and the achievement of targets set for the operating income for the regional Fuel Specialties businesses, with a proportion based on the operating income for both the global Performance Chemicals business unit and the global Oilfield Services business unit.

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The Personal Performance Multiplier is determined by the following table:

Marks out of 50 against Personal Objectives	Personal Performance Multiplier

46 – 50	150%

41 – 45	125%

36 – 40	100%

31 – 35	50%

26 – 30	25%

25 or less	0

In assessing the individual performance on personal objectives for each NEO, the Compensation Committee uses the following process:

Annual personal objectives for each NEO are established by the Compensation Committee at the start of the financial year. These objectives are also designed to focus on delivery of high performance and consider the economic and business challenges the Company faces. The Compensation Committee annually reviews the scoring mechanism for the personal objectives to make sure it rewards performance appropriately. Each objective is weighted to give a maximum potential total score of 50. A good performance on the personal objectives is defined as achieving an overall score at the end of the year of 36 to 40 and earns the target level for the 20% based on personal objectives. Achievement of the maximum score of 46 to 50 represents exceptional performance against the personal objectives and increases the 20% of the overall target MICP bonus based on personal objectives by a factor of 50% as shown in the table above.

At the end of the year, as part of the annual performance review process, the performance against each objective is reviewed and marked against the weighting set at the start of the year to give a total score out of 50. In the case of the CEO, this assessment is done by the Chair of the Compensation Committee and the resultant score and assessment for each objective is reviewed and approved by the Compensation Committee as a whole prior to review and approval by the independent members of the full Board. In the case of the other NEOs, the assessment is done by the CEO, who reviews the objectives and proposes a mark for each objective against the weighting set at the start of the year. This, together with the underlying rationale, is reviewed and approved by the Compensation Committee prior to review and approval by the independent members of the full Board.

The consolidated financial performance targets set for annual MICP payments purposes and the actual level achieved for the Company in 2020 were as follows:

Financial Performance Measure	Target Set for Annual MICP Bonus Purposes	Actual Achieved for MICP Bonus Purposes	Achievement as % of Target	% of Target MICP Bonus Achieved

Corporate Operating Income (before restructuring)	$133.303 million	$63.193 million	47%	0%

Corporate Free Cash Flow	$62.335 million	$108.325 million	174%	N/A since Corporate Operating Income threshold not met

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As shown above, although the corporate free cash flow target for the Company was exceeded by over 70%, the minimum threshold of 90% was not achieved for the Corporate Operating Income financial performance measure. As a result, no MICP bonuses were payable under the plan in 2020, regardless of personal and business unit performance.

The following table summarizes the assessment of the personal performance scores for 2020 performance under the MICP for each of the NEOs. No incentive awards were made to any of the NEOs under the MICP for 2020.

NEO	Target MICP Bonus as a Percentage of Salary	Personal Performance Score	MICP Incentive Award

Mr. Patrick S. Williams President and Chief Executive Officer	85%	46	$0

Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	50%	46	$0

Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	50%	43	$0

Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	50%	46	$0

Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	50%	46	$0

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The score for the personal performance includes consideration of the achievement of the following selected relevant goals and objectives for each NEO. In 2020, the Compensation Committee set personal objectives for Mr. Williams, which focused on the key challenges and priorities for the Company, which included safety, strategic initiatives, financial and compliance goals. These were in addition to the financial targets for Corporate Operating Income and Free Cash Flow, on which 80% of Mr. William’s incentive compensation under the MICP is based. The key personal performance goals for Mr. Williams are summarized below, together with the actual performance achieved:

Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives

Drive Safety standards across all sites, with no serious accidents and overall safety performance as measured by the Lost Time Accident Frequency Ratio (LTAFR) to better industry average

•  Completed roll-out of new behavioural safety program globally

•  No serious accidents in year, but Company’s LTAFR for 2020 was slightly worse than industry average

•  Implemented robust procedures at all operating facilities to protect employees and mitigate the spread of COVID-19 in the work environment

•  Operated manufacturing facilities throughout the pandemic with no evidence of virus transmission at the Company facilities in 2020

Identify and implement strategies to improve profitability and efficiency during economic uncertainty and mitigate impact of any potential disruption in ability to supply customers

•  Developed and implemented number of measures to allow sites to continue to operate during pandemic.

•  Vast majority of customer needs met despite restrictions of pandemic

•  Completed rail project for one of key Performance Chemicals facilities, which will improve efficiency and lower costs

•  Detailed plans developed to mitigate impact of Brexit in Europe and achieved no negative impact on supply to customers once Brexit implemented

•  Careful management of cash flow in difficult market conditions and achieved significant out-performance on cash flow target, while maintaining dividend payment

Continue development of growth strategy, including commercialization of new products

•  Updated 5-year strategy plan approved by Board

•  Sales of new products launched in last 5 years accounted for 23% of total sales in 2020.

•  Expanded capacity for Drag Reducing Agent product (“DRA”) which continued to grow ahead of expectations

•  Key strategic segments of Mining, Construction and Agriculture in Performance Chemicals had strongest year to date

Drive our Sustainability strategy forward

•  Successfully maintained our Gold Medal on the EcoVadis Sustainability Rating despite implementation of more challenging criteria

•  Sulfate-free product range expanded including sustainable, higher performing surfactants in Performance Chemicals

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Given Mr. William’s performance measured against the goals set, the Compensation Committee recommended Mr. Williams be awarded a score of 46 out of 50 for his personal objectives. However, no bonus was payable to Mr. Williams under the MICP plan in 2020 since the minimum threshold of 90% was not achieved for the Corporate Operating Income financial performance measure.

The relevant selected key personal performance goals and objectives for each of our other NEO’s are summarized below, together with the actual performance achieved. However, no incentive payment was made to any of our NEO’s under the MICP plan in 2020, regardless of their score for their personal goals and objectives, since the minimum threshold of 90% was not achieved for the Corporate Operating Income financial performance measure.

Mr. Ian P. Cleminson Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded Score of 46 out of 50
Develop and deliver a program to strengthen cyber security across the Company in response to the 2019 cyber incident

•   Successfully delivered external auditor assessment recommendations, with follow up external audit showing significant progress in all areas

•   Successful implementation of program to strengthen IT infrastructure and new cyber security training program implemented for all employees to improve cyber security awareness

Provide lead financial support for the diligence and structuring of potential acquisitions

•   Significant work completed on potential acquisitions including evaluation of alternative deal structures, potential synergies and outline integration plans.

•   Liaised with banking group and successfully gained full support for acquisition strategy

Drive a focus on working capital, with associated cash requirement, across the Company

•   Led the focus on strong cash management across the Company during the pandemic. Achieved significant out-performance on cash flow target, while maintaining dividend payment

•   Paid off all external bank debt and ended the year with a net cash position of $104 million

Support development of new 5-year strategy for Performance Chemicals business	• Robust and improved financial model built to enable development of 5-year strategy for Performance Chemicals, focusing on identification and financial evaluation of organic growth opportunities

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Dr. Philip J. Boon Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded score of 43 out of 50
Develop plans to mitigate impact of any disruption to our ability to supply product to customers

•   All Fuel Specialties manufacturing facilities continued to operate throughout the pandemic

•   Plans developed and implemented to allow continued movement of goods in EMEA due to pandemic restrictions on cross border travel

Lead the Fuel Specialties business in challenging market conditions, with focus on cost management and improved margins

•   Led review of all Fuel Specialties operations in light of impact of COVID-19 pandemic on market demand and implemented number of cost saving programs

•   All manufacturing sites for Fuel Specialties continued to operate

Drive regional growth strategy for Fuel Specialties

•   Strong sales growth for key products in Asia-Pacific and Latin America regions, despite sharp fall in market demand as result of pandemic

•   Won first two accounts in China for diesel detergent product range

Drive sales of new products in Fuel Specialties globally

•   Sales of new products launched in last 5 years accounted for 26% of total Fuel Specialties sales globally in 2020

•   New Lubricity Improver launched, and new pour point depressant successfully introduced in Russian market

Mr. Brian R. Watt Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded score of 46 out of 50
Lead development of new 5-year strategy

•   Worked with all 3 businesses to develop new strategy, including identification of key market trends and new technologies

•   Worked closely with Performance Chemicals business to identify opportunities to leverage technology expertise to expand and create alternative markets

•   Full Company wide strategy approved by Board

Lead full risk management review across all businesses with emphasis on understanding and evaluation key risks

•   Full review completed and approved by the Board

•   Detailed recovery plans developed for all key manufacturing sites to mitigate potential disruption to operations in event of any unplanned shutdown/closures

Lead acquisition strategy and identification of potential targets, including project management of due diligence and acquisition process for any potential acquisitions	• Worked closely with CFO and CEO on potential acquisition, including management of due diligence process, development of business plans for potential acquisition, including integration and synergies

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Dr. Ian M. McRobbie Personal Performance Goals and Objectives	Actual Performance vs Personal Goals and Objectives Awarded score of 46 out of 50
Continue to support DRA business, through developing product range and further improving our manufacturing process.

•   Significant work done to successfully develop new product variants to enhance product range

•   Led the DRA plant capacity expansion project, with two phases of expansion successfully completed and further expansion coming on-line in 2021 to provide more capacity

Lead development of a long-term technology strategy for the Company, focussing on new technologies and product discovery

•   Identified new approach to underpin product discovery, with focus on improving sustainability

•   Implemented new scientific program to underpin technology developed and established number of collaborative research activities with select academic groups

Continue to support development of strategic relationships with key customers, based on technology	• Joint research projects on new technologies and applications established with number of key strategic customers in Performance Chemicals business
Identify technology program to support business strategy for key product groups	• Strategy developed for key product groups and research projects identified and implemented to deliver strategy, with resources allocated to each key project

Due to the economic challenges caused by the COVID 19 pandemic, including the collapse in oil and fuel demand, the overall Company financial performance fell below the threshold level required to receive a pay-out under the 2020 MICP or other bonus plans. As a result, under the rules of the MICP and all other bonus plans, no bonuses were payable to any employees including the CEO and other NEOs. During the first quarter of 2020, the Company’s priorities shifted from driving growth to adapting to maintaining commitments to our key stakeholders, including our employees, customers and stockholders. The Company’s primary focus was keeping employees safe and safely operating our manufacturing facilities in order to meet customer demand. These efforts along with efforts by management to focus on cash generation enabled the Company to maintain its dividend for 2020 and enter 2021 with a strong balance sheet and $104.7 million of cash.

As part of the pay-for-performance philosophy, the Compensation Committee has the discretion to consider the economic and business challenges the Company faces. Coupled with improving business conditions during the 3rd and 4th quarters, key accomplishments were delivered in the year, specifically:

•	Implemented procedures at our operating facilities to promote health and safety of our employees and to mitigate the spread of COVID-19 in the work environment

•	Operated manufacturing facilities throughout the pandemic with no evidence of virus transmission at the Company facilities in 2020

•	Continuation of the dividend policy from 2019, paying $1.04 in dividends per share in 2020 (semi-annual dividend of $0.52), an increase from $1.02 in 2019 and $0.89 in 2018

•	Paid the Company’s external bank debt down to zero

•	Strong stock price recovery in fourth quarter

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•	Performance Chemicals operating income up 10% over 2019 and 8% over budget for the year despite the challenging environment

•	Employees continued to work throughout the pandemic, including remote working where possible in line with local guidance and regulations of relevant jurisdictions despite challenging environment

•	Major capital projects continuing to progress as planned, without the need to raise additional capital

After a full discussion and in recognition of the efforts, leadership and accomplishments of the NEOs and all other employees under extraordinary circumstances and adverse market conditions, the Committee exercised its discretion and recommended to the full Board that a pool of up to a maximum of $12 million be made available for employees. The recommendation and amount of the pool were approved at the February 2021 Board meeting. This provided for a one-off discretionary payment to all employees broadly equivalent to bonus payments that would have been based on achievement of financial performance at the minimum threshold level on average while recognizing individual personal performance.

The Compensation Committee approved one-time payments to the NEOs broadly equivalent to bonus payments that would have been based on achievement of corporate financial performance at the minimum threshold level, which equated to approximately 50% of the value of their total potential bonus payments at target. The payments were also subject to personal performance, in line with the approach for all employees. The final approved one-off discretionary payments to the NEOs are detailed below and are included in the “Summary Compensation Table” under the “Bonus” column:

NEO	One-Off Discretionary Payment
Mr. Patrick S. Williams President and Chief Executive Officer	$500,000
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	$96,660
Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	$100,526
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	$73,462
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	$64,440

Long-Term Incentive Plans

The Compensation Committee believes that equity-based long-term incentive awards are an important element of the overall compensation for the Company’s Executive Officers. They are designed to provide a focus on achievement of performance goals that help create long-term value for stockholders, act as retention incentives for executives and, through the ownership of Common Stock of the Company, encourage strategic decision-making that is aligned with the interests of stockholders.

Company Stock Option Plan and Performance Related Stock Option Plan

The Company offered two equity-based incentive plans prior to 2019, the CSOP and the PRSOP (together, the “Prior Plans”). The Prior Plans offered options exercisable for both Common Stock and stock equivalent units

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(“SEUs”), which are payable in cash based on stock price. Both plans expired in May 2018 and no further options or SEUs were granted under these plans after that date. There are options and SEUs granted under the Prior Plans that remain outstanding.

The key features of the Prior Plans are summarized below:

CSOP and PRSOP Key Features

CSOP		PRSOP
Options	SEUs	Options	SEUs

Granted at market price	Granted at market price	Granted at zero cost	Granted at zero cost

Exercisable for Common Stock	Redeemable for cash based on stock appreciation	Exercisable for Common Stock	Redeemable for cash based on stock appreciation

No performance criteria	No performance criteria	Specified Performance criteria	Specified Performance criteria

3-year vesting	3-year vesting	Normally 3-year vesting	Normally 3-year vesting

10-year term	10-year term	10-year term	10-year term

Immediate vesting upon change in control	Immediate vesting upon change in control	Immediate vesting upon change in control	Immediate vesting upon change in control

As previously disclosed in November 2020, the Compensation Committee approved a modification to the performance period of the Company’s 2018 grants of options and SEUs in response to the effects of the COVID-19 pandemic and other factors negatively impacting the Company’s industry, and in order to help retain and motivate the Executive Officers to achieve the performance targets in coming years as described below. Due to the impact of the pandemic, the performance goals set in 2018 for the performance period from 2018 through 2020 were not expected to be able to be achieved due to circumstances outside management’s control. Under the rules of the Prior Plans, when events have happened which cause the existing performance goals to have become unfair or impractical, the Compensation Committee can use discretion to modify goals in a way that would be no more or less difficult to achieve than when the goals were originally created. The Compensation Committee determined that targets extended through 2022 would be no more or less difficult to achieve than the original goals set to end in 2020. Additionally, the Compensation Committee considered its use of discretion in this case to be consistent with the intent of the Prior Plans to align the interests of the Executive Officers with stockholders given that the options and SEUs will ultimately only vest if such performance goals are satisfied, which the Compensation Committee feels maintains strong focus on performance. If performance targets are not met, then the options and SEUs will lapse.

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As amended, the goals for the options and SEUs granted in 2018 remain based on (i) relative performance of total stockholder return versus the Russell 2000 index, measured comparing the average stock price during the last quarter of 2022 to the average stock price over the last six months of 2017, (ii) the growth in sales revenue for the Company comparing 2022 sales revenue to 2018, excluding the Company’s Octane Additives business unit, and (iii) the growth in earnings per share comparing 2022 earnings per share to 2018 earnings per share, excluding the Octane Additives business unit. Total vesting is based on the following formula:

The performance components are determined by the following levels of growth, which must be achieved before awards vest:

Relative performance of TSR vs. Russell 2000 index from 2018-2022	Proportion of the 35% allocated to TSR vesting

110%	100%

100%	90%

90%	80%

80%	70%

70%	60%

Less than 70%	0%

Growth in Revenue excluding Octane Additives in 2022 vs. 2018 budget	Proportion of the 30% allocated to growth in Revenue vesting

Total growth vs. 2018 budget 8%	100%

Total growth vs. 2018 budget 6%	60%

Total growth vs. 2018 budget 4%	20%

Less than 4%	0 (nil)

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Growth in Earnings per Share (EPS) excluding Octane Additives in 2022 vs. 2018 budget	Proportion of 35% allocated to growth in EPS vesting

Total growth vs. 2018 budget 3%	100%

Total growth vs. 2018 budget 2%	60%

Total growth vs. 2018 budget 1%	20%

Less than 1%	0 (nil)

Awards vest on a straight-line basis between each threshold. For example, a total growth in EPS of 2.5% versus the 2018 budget would result in 80% of the options vesting. Other than the changes in the performance period described above, the 2018 options remain subject to all applicable terms of the Prior Plans.

Omnibus Plan

At the 2018 Annual Meeting of Stockholders, the stockholders approved a new equity-based incentive plan, the Omnibus Plan. The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards and cash incentive awards. Full value awards, stock options and cash incentive awards were granted under the Omnibus Plan to the NEOs in 2020.

Following are the key features of this plan:

Omnibus Plan Key Features

Stock Awards		Cash Incentive Awards
Options	Full Value	Market Priced	Full Value

Granted at market price	Granted at zero cost	Granted at market price	Granted at zero cost

Exercisable for Common Stock	Grant of Common Stock	Redeemable for cash based on stock appreciation	Redeemable for cash based on stock appreciation

No performance criteria	Specified performance criteria	No performance criteria	Specified performance criteria

Minimum 1-year vesting	Minimum 1-year vesting	Minimum 1-year vesting	Minimum 1-year vesting

Immediate vesting upon change in control	Immediate vesting upon change in control	Immediate vesting upon change in control	Immediate vesting upon change in control

Options granted under the Omnibus Plan to any participant normally do not become exercisable or vested prior to the earlier to occur of (i) the first anniversary of the date on which it is granted and (ii) the participant’s

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termination date by reason of death or disability. In the event the participant’s termination date occurs for any reason other than death, disability, retirement or an involuntary termination without cause, any unvested options shall be forfeited, and in the event the participant’s termination date occurs by reason of death, disability, retirement or an involuntary termination without cause, unvested options will lapse unless the Compensation Committee determines otherwise in its sole discretion.

Full value awards granted under the Omnibus Plan normally require the achievement of specified performance criteria in order to vest. When vesting is conditional on achievement of set performance criteria, such criteria are designed to be “stretch” targets, which focus on delivery of high performance and enhancing stockholder value, while recognizing the economic and business challenges the Company faces. The performance criteria are regularly reviewed so they remain relevant and stretching. Vesting of a full value award may also be conditional on the participant’s completion of a specified period of service with the Company. All full value awards granted under the Omnibus Plan to any participant are subject to the same minimum vesting requirements described above for options, regardless of whether they are conditional on specified performance criteria and/or completion of a specified period of service. Upon vesting, shares subject to full value awards are transferred to the participant’s nominated brokerage account. Under the Omnibus Plan rules, except in certain circumstances, if a participant ceases to be employed with the Company, all unvested full value awards are forfeited. If the participant ceases employment by reason of death, disability, retirement or involuntary termination without cause, all unvested full value awards are forfeited unless the Compensation Committee determines otherwise, in their absolute discretion, in which case all awards made within 12 months of the termination date are forfeited and up to 100% of full value awards made more than 12 months prior to the termination date will become vested and participants have a 12-month period to exercise any vested options.

Cash incentive awards granted in 2020 were made in the form of units. The value of each award once vested will be equal to the number of units multiplied by the closing stock price of the Company on the date it is exchanged for cash. The Compensation Committee determines the grant date to be used in advance and the stock price used is typically the closing stock price at the end of the day prior to the agreed grant date. Cash incentive awards are subject to the same minimum vesting requirements described above for options and full value awards and are treated in the same way as options and full value awards if a participant ceases to be employed with the Company.

The criteria for full value and cash incentive awards made in 2020 under the Omnibus Plan, where vesting is conditional on achievement of specific performance measures, are based on relative performance of total stockholder return versus the Russell 2000 index, measured over a three-year period starting with the financial year of the date of grant, the growth in sales revenue, excluding the Octane Additives business, for the Company and the growth in earnings per share, excluding the Octane Additives business. The Octane Additives business is a declining legacy business and at the time of grant had one remaining customer that was transitioning away from this product. As a result, the Compensation Committee determined that, given the expected end of this business, it is appropriate to exclude it from the performance targets for long term incentive plans, and that the performance measures set provide the appropriate focus on the continued growth of the Company together with delivering stockholder value. The Company announced in August 2020 that there would be no further orders for the Octane Additives business and that this business had reached its conclusion. Total vesting for the 2020 awards is based on the following formula:

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The performance components are determined by the following levels of growth, which must be achieved before awards vest:

Relative performance of TSR vs. Russell 2000 index from 2020-2022	Proportion of the 35% allocated to TSR vesting

110%	100%

100%	90%

90%	80%

80%	70%

70%	60%

Less than 70%	0%

Growth in Revenue excluding Octane Additives in 2022 vs. 2020 budget	Proportion of the 30% allocated to growth in Revenue vesting

Total growth vs. 2020 budget 5%	100%

Total growth vs. 2020 budget 3%	60%

Total growth vs. 2020 budget 2%	20%

Less than 2%	0 (nil)

Growth in Earnings per Share (EPS) excluding Octane Additives in 2022 vs. 2020 budget	Proportion of the 35% allocated to growth in EPS vesting

Total growth vs. 2020 budget 5%	100%

Total growth vs. 2020 budget 3%	60%

Total growth vs. 2020 budget 2%	20%

Less than 2%	0 (nil)

Awards vest on a straight-line basis between each threshold. For example, a total growth in EPS of 4% versus the 2020 budget would result in 80% of the options vesting.

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The grants are issued on a date set by the Compensation Committee each year. This is usually after the public announcement of the annual financial results. The Compensation Committee determines the grant date to be used in advance and the stock price used is typically the closing stock price at the end of the day prior to the agreed grant date.

The full value awards and options, together with the cash incentive awards, granted under Omnibus Plan are intended to deliver an overall long-term incentive award in line with the grant policy as detailed below.

Grant Policy

In setting the policy for awards granted under the Omnibus Plan, the Compensation Committee considered market median practice in both the U.S. and the U.K., given the number of executives who are based in the U.K. The grant policy provides for target amounts as follows:

	Grants of stock options and cash incentive awards at market price as % of base salary	Grants of full value awards and full value cash incentive awards as % of base salary
Chief Executive Officer	30%	220%
Executive Officers	20%	90%

The Compensation Committee determined the actual levels of grant utilizing the following matrices taking account of personal performance where:

Rating 1	=	Outstanding performance	-	150% of policy is granted
Rating 2	=	Exceeding expectations	-	125% of policy is granted
Rating 3	=	Good performance	-	100% of policy is granted
Rating 4 or 5	=	Below Expectations	-	No grant is made

The personal rating impacts the amount of actual grant awarded as follows:

Chief Executive Officer			Executive Officers
Performance rating	Grants of stock options and cash incentive awards at market price as % of base salary	Grants of full value awards and full value cash incentive awards as % of base salary	Performance rating	Grants of stock options and cash incentive awards at market price as % of base salary	Grants of full value awards and full value cash incentive awards as % of base salary
1	45	330	1	30	135
2	37.5	275	2	25	112.5
3	30	220	3	20	90
4	0	0	4	0	0
5	0	0	5	0	0

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The performance of the Executive Officers, other than the CEO, is assessed by the CEO and the Compensation Committee. The CEO recommends a rating to the Compensation Committee. The Compensation Committee reviews these and separately assesses the performance of the CEO and makes a final recommendation on performance ratings for all Executive Officers to the full Board for approval. This provides for a rigorous performance-related grant policy, in addition to the performance elements of the grants themselves.

In 2020, Mr. Williams was rated as “1” for his 2019 performance and as such was eligible for long-term incentive awards at 150% of the policy levels for this role. In the case of the other NEOs, based on the assessment of their individual performance as approved by the Compensation Committee, Dr. McRobbie and Mr. Cleminson were also eligible for awards at 150% of the policy level, and Dr. Boon and Mr. Watt were eligible for awards at 125% of the policy level.

In line with the Compensation Committee’s policy, 75% of the awards due under the policy will be made in the form of full value awards to be granted at zero cost and option grants under the Omnibus Plan, with the remaining 25% made in the form of cash incentive awards.

The Compensation Committee has determined that in order to help manage burn rates, the level of full value awards and option grants in any one year should be restricted to a burn rate of no more than 1% of the Company’s stock outstanding with the balance of long-term incentives granted as cash incentive awards that do not impact the burn rate. In 2020, the level of full value awards and option grants under the policy was less than 1% of the Company’s stock outstanding.

Exceptional Stock Option Awards

The Compensation Committee also had the discretion to grant options or SEUs under the Omnibus Plan outside of the stated policy to reflect extraordinary corporate performance. In addition, the Compensation Committee had the discretion to grant full value awards, options or cash incentive awards under the Omnibus Plan outside of the standard policy levels and annual grant process for retention or recruitment purposes. In 2020, no such awards were made to any of the NEOs.

Additional Long-Term Incentive Plan

The acquisition of the Huntsman European Differentiated Surfactants (“EDS”) business at the end of 2016 represented a major step in the development of the Company. At the same time, the Board recognized the importance of both robust succession planning for the Executive Officers over the next 3-5 years and retaining the current team during this period. As a result, the Compensation Committee recommended an additional long-term incentive plan (“Additional LTIP”) designed to focus key executives on delivering a return on the investment on the acquisition by its successful integration and on the sustained growth of the larger business and, for the senior executives, delivering on the agreed succession plans for the key roles. The Additional LTIP was approved by the Board in February 2018. The plan covers a three-year period that commenced in January 2018 and ended on December 31, 2020. Under this plan, a cash incentive award is payable to eligible participants based on achievement of specified performance measures. There are two levels to the plan, Level A and Level B. The performance measures and weightings for Level A participants are:

➢

40% weighting on the achievement of a stretch Earnings per Share (“EPS”) target for 2020, excluding the Octane Additives business, which would deliver an increase in EPS of over 40%, excluding the Octane Additives business, versus the 2017 achieved level.

➢	40% weighting on delivery of the earnings before tax in the acquisition business plan for the EDS acquisition.

➢	20% weighting on the delivery of the agreed succession plans and associated actions for key roles, as approved by the Board, by end 2020.

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The performance measures for Level B participants are the same as for Level A participants excluding the measure relating to delivery of succession plans for key roles. In the case of Level B participants, there are three alternative weighting options for the performance measure as follows:

Performance Measure	Weightings- Option 1	Weightings- Option 2	Weightings- Option 3
Achievement of stretch EPS target	70%	50%	30%
Achievement of earnings before tax target in EDS acquisition business plan	30%	50%	70%

The weighting option for a Level B participant is determined based on their role and responsibilities.

The following levels of each performance measure must be achieved before awards may vest:

% of Stretch EPS Target excluding TEL for 2020	% of potential pay-out for EPS measure
100%	100%
95%	80%
90%	60%
Below 90%	0

% of target EBIT for the EDS acquisitions achieved in 2020	% of potential pay-out for acquisition measure
110%	100%
100%	80%
90%	60%
Below 90%	0

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Achievement of agreed succession plan measures as assessed by Compensation Committee and scored out of 20	% of Potential Pay-out for Succession Plan Measure
20	100%
19	95%
18	90%
17	85%
16	80%
15	75%
Less than 15	0

Any pay-out for the earnings before tax measure for the EDS acquisition is subject to an overall “floor” set at 75% of the cumulative target earnings before tax over the three years of the Additional LTIP i.e. 2018, 2019 and 2020. If the cumulative target earnings before tax is less than this floor, then no pay-out will be made for this element, regardless of the actual earnings before tax achieved for 2020.

The maximum aggregate amount payable under the Additional LTIP during the three-year life of the plan is $15 million. The amount was set at a level which would be an incentive for participants and, by incorporating EPS as a measure, would deliver value to stockholders. Participants have to be still in employment with the Company at the end of the period in the same or similar role and must have achieved a minimum of a 3 (Good Performer) performance rating in each year of the plan in order to be eligible to receive any payment under this plan. In exceptional circumstances, the Compensation Committee can, at its absolute discretion, award some or all of any potential payment to a participant who leaves the Company prior to the end of the performance period if they leave due to injury, disability, ill-health or death. Eligibility for participation in the plan was at the discretion of the Compensation Committee subject to approval by the Board. Mr. Williams, Mr. Cleminson, Dr. Boon, Dr. McRobbie and Mr. Watt are all participating in the Additional LTIP as Level A participants.

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There are six categories of participation for Level A participants and five categories for Level B participants. The maximum incentive award for each participant at each category is as follows:

Level A	Maximum Incentive Award Payable	Total number of participants at each level
Category 1	$4,175,000	1
Category 2	$1,350,000	1
Category 3	$1,250,000	1
Category 4	$800,000	2
Category 5	$750,000	1
Category 6	$555,000	2

Level B	Maximum Incentive Award Payable	Total number of participants at each level
Category 1	$500,000	3
Category 2	$300,000	2
Category 3	$275,000	3
Category 4	$250,000	1
Category 5	$200,000	8

In the case of the NEOs, the Compensation Committee determined that Mr. Williams was eligible to participate in the Additional LTIP at Level A-Category 1, Dr. Boon was eligible to participate in the Additional LTIP at Level A-Category 2, Mr. Cleminson at Level A-Category 3, Mr. Watt at Level A-Category 4 and Dr. McRobbie at Level A-Category 6.

In the event of a change of control of the Company, the targets for the measures in the Additional LTIP will be deemed to have been fully achieved and participants will receive the maximum incentive award payable as detailed above.

A provision exists which allows for potential claw-back of any payment made under the Additional LTIP to any participant if, within 2 years of any payment made, it is identified that the audited annual financial results need to be materially restated. The Additional LTIP also provides for the potential claw-back of any payment made under such plan to an individual participant if, within 2 years of any payment, the actions of such participant bring the Company into disrepute, as determined by the Compensation Committee, regardless of whether the participant is still employed by the Company or not in that period.

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The Additional LTIP matured on December 31, 2020. The outcome for Level A participants, which includes the NEOs, for each Performance Measure is summarized below:

Performance Measure	Weightings	Achievement as at end 2020
Earnings Per Share (“EPS”) target for 2020, excluding the Octane Additives business, which delivers an increase in EPS of over 40% for the Company, excluding the Octane Additives business, versus the 2017 achieved level	40%	66% of target set
Earnings before tax target for 2020 as set out in the acquisition business plan approved by the Board for the EDS acquisition	40%	137% of target set
Delivery of the agreed succession plans and associated actions for key roles, as approved by the Board	20%	Score of 20 out of 20 as assessed by Compensation Committee

Based on the outcome of the Performance Measures shown above, no participant in the Additional LTIP qualified for a pay-out against the EPS measure and all participants in the Additional LTIP qualified for a pay-out at 100% of target for the EDS EBIT measure and for the succession plan measure according to the weightings assigned to each participant. For the NEOs, performance measure weightings for achievement of the EPS, EDS EBIT and succession plan score measures were 40%, 40% and 20% respectively. Based on the results, the Board approved a total Plan pay-out of $7.937 million at the February 2021 meeting. In the case of the CEO and NEOs, this gave a total pay-out of 60% of the maximum potential payment. The approved payment amounts for each of the NEOs is detailed below and in the Summary Compensation table under the “Non-Equity Incentive Compensation” column:

NEO	Award payable as at end 2020

Mr. Patrick S. Williams President and Chief Executive Officer	$2,505,000

Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	$750,000

Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	$810,000

Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	$480,000

Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	$333,000

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Other Pay Programs and Policies

Stock Ownership Guidelines

To further align stockholder and Executive Officer interests, the Company has adopted a minimum stockholding requirement for the Executive Officers. The CEO is required to acquire and hold stock valued at the equivalent of four times his base salary and all other Executive Officers are required to acquire and hold stock valued at the equivalent of two times their base salary. Only stock which is registered in the Executive Officer’s name or held beneficially in “street name” on behalf of such Executive Officer is considered for these purposes. Unvested equity awards are not considered. At the end of 2020, the stockholding of the CEO equated to 11.5 times his year-end salary using the average stock price during 2020 of $78.25. The stockholding of each of the other NEOs was also greater than 200% of their year-end salary using the same average stock price for 2020. The Compensation Committee determined that there should also be a similar minimum stockholding requirement for the NEDs. All NEDs are required to acquire and hold stock valued at the equivalent of two times their annual retainer. At the end of 2020, the stockholding for all the NEDs, except Ms. Poccia and Ms. Arnold, was also greater than 200% of the annual retainer. The new levels of stockholding for NEDs and Executive Officers must be reached within five years of appointment or the introduction of this policy, whichever is later, and Ms. Poccia therefore has three more years and Ms. Arnold five more years to reach the required level.

Nonqualified Deferred Compensation Plan

The Company offers a Nonqualified Deferred Compensation Plan (the “Deferred Plan”). The select group of highly compensated employees eligible for the Deferred Plan are designated by the Company in its sole discretion, subject to top hat requirements. Eligible participants are permitted to elect to defer up to 25% of their base salary and up to 100% of any performance-based compensation which is paid in cash. In 2020, Mr. Williams was the only NEO eligible to participate in the Deferred Plan, as the other NEOs are not based in the U.S.

The Company makes discretionary contributions in any given Deferred Plan year equal to the amount of Company contributions that would have otherwise been allocated to the participant under a qualified plan. In this case, such Company contributions are equal to the amount of the participant’s eligible profit-sharing contributions that exceeds IRS employee plus employer contribution limits under the qualified plan. Additionally, the Company has complete discretion to determine each year whether to make an additional annual contribution on behalf of some or all participants in the Deferred Plan. Other discretionary employer contribution factors may include, but are not limited to, achievement of company financial performance objectives. In 2021, Mr. Williams was credited with a discretionary Company contribution of $12,109, which accrued during fiscal year 2020.

The amounts deferred are credited to accounts hypothetically invested in investments selected by the participant that mirror the investment alternatives available in the Company’s qualified retirement savings plans subject to IRC Section 401(a). Each participant in the Deferred Plan is 100% vested in that portion of his or her account that is attributable to employee elective deferrals. For participants receiving an employer discretionary contribution, the “3 Year Cliff” vesting schedule from the date of contribution applies.

Distribution of a participant’s vested accounts for participants who have reached Retirement (i.e. age 50 with a minimum of five years of service) will begin within 60 days of the participant’s separation from service, pursuant to the form of payment selected (lump-sum or instalments over a period not to exceed 10 years) on properly executed election forms. Vested account benefits will be paid in one lump sum to the participant’s beneficiary in the event of the participant’s death in service. A participant’s vested account benefits will be paid to the participant in one lump sum in the event of separation from service that is not Retirement. The Deferred Plan is subject to the rules of IRC Section 409A, which restricts the timing of distributions made to specified employees. As a result, commencement of payments to any eligible NEO participating in the Deferred Plan must be delayed for at least six months after separation from service.

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Other Benefits and Perquisites

Other benefits are provided as appropriate and in line with median market practice. We provide our NEOs with pension arrangements, life, disability and medical insurance coverage consistent with that provided to all full-time employees in the relevant geographic area. In addition, we provide a company car or car allowance to our NEOs in some regions, consistent with that provided to all senior employees in that region. Full details are set out in the table “All Other Compensation”, following the “Summary Compensation Table.

Post-termination Compensation

Post-termination arrangements vary depending on the nature of the termination event and are designed to be in accordance with U.S. and U.K. market norms, depending on where the executive is based. Full details are set out in the footnotes to the “Post Employment Payments” table.

Employment Agreements

Each of the NEOs has a rolling 12-month employment agreement with the Company. Under these agreements, the Company can terminate the agreement by giving one year’s notice to the NEO. In the case of Mr. Williams, he can terminate the agreement by giving the Company one year’s notice, while the other NEOs are required to give the Company six months’ notice if they wish to terminate the agreement. The employment agreement for each of the NEOs also includes a “Change in Control” clause. This specifies that, in the event of a change in control of the Company, if the Company terminates the NEO within 12 months of the change in control, or if the NEO terminates his employment within 12 months for good reason, the NEO will be entitled to a compensation payment. If the Company terminates the employment of the NEO during this period, the payment is calculated as 24 months’ compensation defined as base salary, bonus at target and any car allowance from the date of notice of termination. If the NEO terminates his employment for good reason during this period, the payment is calculated as 24 months’ compensation, defined as above, from the date of the change in control. In addition, under the rules of the stock option plans, all options would vest on the change in control. The NEOs are treated in the same way as other employees who hold options under the plans. A change in control is deemed to have occurred if a person or group becomes the beneficial owner of 30% or more of the combined voting power of the Company; there is a consolidation or merger and the Company is not the surviving company; the stockholders of the Company approve plans or proposals for a liquidation or dissolution of the Company or, if following a cash offer or merger, the members of the Board cease to constitute a majority of the Board. In addition, under their employment agreement, each of the NEOs, including the CEO and the CFO, is subject to a 12-month non-solicitation period, with respect to customers and employees, and a 12-month non-compete period, from the date their employment with the Company ends.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Directors and NEOs in furtherance of the indemnification provisions contained in the Company’s Certificate of Incorporation and Bylaws, which indemnify the directors and officers of the Company to the fullest extent authorized or permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was a director or officer or agent of the Company or any subsidiary of the Company or is or was a director, officer member, manager, trustee or agent of another entity at the request of the Company, including any action or inaction by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses prior to final adjudication of the claim. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors’ and officers’ liability insurance.

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All Employee Sharesave Plan

The Company provides a broad based employee stock purchase plan, which gives eligible employees the right to acquire Common Stock through payroll deductions over a pre-determined period at a purchase price which reflects a 15% discount (20% for participants outside of the U.S.) to the market price of our Common Stock. No participant may purchase more than $25,000 in value of Common Stock under this plan in any calendar year. All of our NEOs participated in the Sharesave Plan in 2020.

U.S. Tax Matters

Internal Revenue Code (“IRC”) Section 162(m) limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” (as defined by the IRC) of the Company. On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which, among other things, eliminated the ability of companies to rely on the performance-based compensation exception to such deduction limitation under Section 162(m) and expanded the definition of covered employee. For 2018 and after, our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an Executive Officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.

The changes to IRC Section 162(m) became effective for taxable years beginning after December 31, 2017. As a result, beginning in 2018, the Company is no longer able to take a deduction for any compensation paid to our covered employees in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and qualifies for transition relief applicable to certain arrangements in place on November 2, 2017.

As with prior years, although the Compensation Committee will consider deductibility under IRC Section 162(m) with respect to the compensation arrangements for Executive Officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into or modify compensation arrangements under which payments would not be deductible under Section 162(m) if the Compensation Committee believes that it is in the best interest of the Company and its stockholders.

In addition, IRC Section 409A imposes restrictions on nonqualified deferred compensation plans. The deferred compensation plans maintained by the Company are structured to either be exempt from the requirements of IRC Section 409A or, if not exempt, to satisfy the requirements of IRC Section 409A, and the Company has reviewed and, where appropriate, has amended each of its deferred compensation plans to meet the requirements of IRC Section 409A.

Impact of Accounting Treatment

The Company accounts for employee stock options and its employee Sharesave plan in accordance with generally accepted accounting principles. For further information on stock-based compensation, see Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board of Directors in its oversight of the Company’s compensation process. The Compensation Committee’s responsibilities are more fully described in its charter, which is accessible on Innospec’s website at www.innospecinc.com/corporate-governance.

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The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2021 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This report is provided by the following independent directors, who comprise the Compensation Committee.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (“Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report, or a portion of it, by reference. In addition, this report shall not be deemed to be filed under the Securities Act or the Exchange Act.

THE COMPENSATION COMMITTEE

LAWRENCE J. PADFIELD, Chair

MILTON C. BLACKMORE

CLAUDIA P. POCCIA

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non Equity Incentive Compensation	Change in Pension fund value and other deferred benefits	All Other Compensation	Total
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
		($)	($)	($)	($)	($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	2020	1,192,500	500,000	2,249,044	848,526	2,505,000	-	159,375	7,454,444
	2019	1,125,000	-	2,322,870	908,841	1,611,563	-	111,013	6,079,287
	2018	1,089,028	-	-	2,836,652	1,394,366	-	93,222	5,413,268
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	2020	377,027	96,660	297,837	120,674	750,000	-	105,119	1,747,317
	2019	359,905	-	262,480	112,295	345,657	-	101,043	1,181,380
	2018	345,386	-	-	425,136	304,243	-	93,837	1,168,602
Dr. Philip J. Boon Executive Vice President, and Chief Operating Officer	2020	402,319	100,526	269,159	109,033	810,000	-	116,682	1,807,719
	2019	390,293	-	284,626	121,788	302,641	-	109,238	1,208,586
	2018	375,096	-	-	465,359	306,287	-	104,882	1,251,624
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	2020	287,568	73,461	192,400	77,952	480,000	-	86,656	1,198,037
	2019	278,972	-	203,447	87,010	267,928	-	83,615	920,972
	2018	269,120	-	-	340,583	235,827	-	78,553	924,083
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	2020	256,409	64,440	-	289,239	330,000	68,615	100,556	1,109,259
	2019	249,338	-	-	315,377	238,899	112,548	80,846	997,008
	2018	244,058	-	-	312,620	213,367	844	78,223	849,112

Footnotes to “Summary Compensation Table”:

1.

Mr. Williams is paid in U.S. dollars. All the other NEOs above are paid in GB Pounds Sterling. For the purposes of the “Summary Compensation Table”, a GB Pound Sterling to U.S. Dollar exchange rate of 1.2888 is used for 2018, 2019 and 2020, being the average exchange rate for 2020.

2.

As disclosed in the Compensation Disclosure and Analysis, in 2020 the Board approved an award of a one-time, non-recurring discretionary payment to all qualifying employees in recognition of their efforts and accomplishments under extraordinary circumstances and adverse market conditions as a result of the COVID-19 pandemic. As a result, each of the NEOs were awarded a discretionary payment, the amount of which is broadly equivalent to the payment that would have been made under the MICP assuming achievement of financial performance at the minimum threshold level. The amounts are detailed under “Bonus” in the summary compensation table above.

3.

The value of the full value awards for all NEOs listed above for 2020 discloses the grant date fair value of full value awards made under the Omnibus Plan. The value of the full value awards is determined using the number of stock awarded and the grant date fair value for each stock awarded is calculated using the

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Black-Scholes model, with reference to the underlying stock price, exercise price of the awards, volatility of the Company’s stock price, risk free rate and expected dividend yield. For full value awards with additional characteristics, such as vesting criteria linked to stock market indices or stock price performance, a Monte Carlo simulation is used to model the range of potential outcomes. For further information on the assumptions underlying these grant date fair values refer to Note 18 of the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

4.

The value of the option awards for all NEO’s listed above for 2020 and 2019 discloses the grant date fair value of options awarded under the Omnibus Plan and the grant date fair value of any cash incentive awards granted in lieu of stock option awards and full value awards as required by the terms of the grant. In the case of Dr. McRobbie, 100% of the award was in the form of cash incentive awards. The value of the option awards and cash incentive awards are determined using the number of options awarded and, for the cash incentive awards, the number of units awarded, and the grant date fair value for each option or unit made in the year. The grant date fair values on Company stock options and cash incentive awards are calculated in the same way as the full value awards above. The value of the option awards listed above for 2018 discloses the value of options awarded under the CSOP and PRSOP and the grant date fair value of any SEUs awarded in lieu of stock option awards as required by the terms of the grant. The value of the option awards and SEUs are determined in the same way as for the option awards and cash incentive awards granted under the Omnibus Plan, as detailed above. For each Executive Officer, the value of the cash incentive awards included in the total amount disclosed for 2020 under option awards is detailed below:

Name	Value of cash incentive awards included under option awards	Proportion of value of cash incentive awards relating to those granted at market price	Proportion of value of cash incentive awards relating to those granted at zero cost

Mr. Patrick S. Williams	$774,382	3.2%	96.8%

Mr. Ian P. Cleminson	$104,676	5.1%	94.9%

Dr. Philip J. Boon	$94,567	5.1%	94.9%

Mr. Brian R. Watt	$67,617	5.1%	94.9%

Dr. Ian M. McRobbie	$289,239	5.1%	94.9%

5.

The Non-Equity Incentive Compensation for all Executive Officers listed above relates to incentive compensation earned for the stated year under the MICP and the additional Long-Term Incentive Plan (“2018 LTIP”). In 2020, as disclosed in the Compensation Disclosure and Analysis, no bonuses were payable to any Executive Officers under the MICP and the amount disclosed in the table for 2020 relates to the incentive compensation earned under the 2018 LTIP only. For 2018 and 2019, the amounts listed under Non-Equity Incentive Compensation relate to incentive compensation earned under the MICP only, as no payments were due in those years under the 2018 LTIP.

6.

Dr. McRobbie was a member of a defined benefit (final salary) pension plan, the Innospec Limited Defined Benefit Pension Plan (the “Pension Plan”) until March 31, 2010 when the Pension Plan closed to future service accrual. Under the Pension Plan, Dr. McRobbie has the right to receive a pension on retirement of 1/57 of his pensionable salary for each year of service. Dr. McRobbie’s pensionable salary was his full base salary at the time the Pension Plan closed. The values stated under the change in pension value and other deferred benefits relate to the increase in the qualified pensions in the Pension Plan only.

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7.

The amounts reflected under “All Other Compensation” for 2020 are identified in the “All Other Compensation” table below. Other than where specified below, where any perquisites and personal benefits are provided to a NEO which are not generally available on a non-discriminatory basis to all employees in that business unit, their total value for any NEO was less than $10,000 in the year ended December 31, 2020.

ALL OTHER COMPENSATION

		Car Allowance	Leased Car Costs	Pension Allowance	Retirement Contribution	Healthcare	Insurances	Other	Total
		(1)	(1)	(2)	(3)	(4)	(4)	(5)
		($)	($)	($)	($)	($)	($)	($)	($)

Mr. Patrick S. Williams President and Chief Executive Officer	2020	0	0	0	49,609	18,479	1,063	90,224	159,375

Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	2020	17,592	0	75,405	0	2,060	10,062	0	105,119

Dr. Philip J. Boon Executive Vice President, and Chief Operating Officer	2020	17,592	0	80,463	0	2,060	13,345	3,222	116,682

Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	2020	0	16,128	57,513	0	2,060	10,955	0	86,656

Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	2020	17,592	0	51,281	0	1,647	30,036	0	100,556

Footnotes to “All Other Compensation” table:

(1)

Executive Officers based in the U.K. are entitled to a leased company car or an allowance in lieu of a car. The allowance is set at £13,650 ($17,592) per annum. Mr. Cleminson, Dr. Boon and Dr. McRobbie all elected to receive the allowance in 2020. Mr. Watt elected to take a leased car during 2020. The value of the lease and associated costs is shown under “Lease Car Costs” in the “All Other Compensation” table.

(2)

For U.K. based Executive Officers, where pensionable salary is subject to a cap, Executive Officers receive a salary supplement of 20% in lieu of pension for any salary above the pension cap. Any supplement paid is taxable. For 2020, the pensions cap was set at $171,797. Mr. Cleminson, Dr. Boon, Mr. Watt and Dr. McRobbie did not participate in any pension plan due to U.K. government limits on total pension provision, and as a result received a salary supplement of 20% of their base salary in lieu of any pension provision. The amounts paid to individuals are detailed under “Pension Allowance” in the “All Other Compensation” table.

(3)

The Company provides a number of defined contribution retirement plans for employees. The amount paid into these defined contribution retirement plans in 2020 for Mr. Williams is detailed above under “Retirement Contribution” in the “All Other Compensation” table. No other NEOs received contributions in such plans. In the case of Mr. Williams, there is a limit set by the IRS for the amount that can be paid into a qualified 401(k) plan and as a result, the amount paid into the 401(k) plan by the Company for Mr. Williams was capped at this limit. In 2020, the amount paid by the Company into Mr. Williams’s 401(k) plan account

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was $37,500. The Company offers a nonqualified deferred compensation retirement plan in the U.S. for a select group of U.S. based highly compensated employees, to include eligible NEOs based in the U.S. In 2020, Mr Williams is the only NEO who was eligible to participate in this plan. Consistent with the approach taken for all impacted employees who were eligible to participate in this plan, in the case of Mr. Williams, the Company made an employer discretionary payment in the amount of $12,109 into the non-qualified deferred compensation plan, which was equal to the excess amount over the IRS limit which would otherwise have been paid into the 401(K) plan by the Company. The amount of $49,609 listed for Mr. Williams detailed under “Retirement Contribution” in the “All Other Compensation Table” is the total amount contributed by the Company into the 401(k) plan and the non-qualified deferred compensation plan for Mr. Williams.

(4)

The NEOs are eligible for healthcare insurance and life and disability insurance through programs which are available to substantively the majority of salaried employees in the relevant business unit. The cost of these insurances is detailed under “Healthcare” and “Insurances”, respectively, in the “All Other Compensation” table. In the case of Mr. Williams, life insurance is provided as part of the healthcare insurance and so is included in the figure under “Healthcare”.

(5)

Mr. Williams and Dr. Boon receive payments of $88,724 and $3,222 respectively, relating to 50% of the cost of a country/golf club membership. Mr. Williams is also provided with home internet service to allow him to work from home to the value of $1,500.

Employment Agreements

Each of the NEOs has a rolling twelve-month employment agreement with the Company. Under these agreements, the Company can terminate the agreement without cause by giving one year’s notice to the NEO. In the case of Mr. Williams, he can terminate the agreement by giving the Company one year’s notice, while the other NEOs are required to give the Company six months’ notice if they wish to terminate the agreement. The employment agreement for each of the NEOs also includes a “Change of Control” clause, which is described in more detail in the narrative following the “Post Employment Payments” table.

In addition, under the employment agreement, Mr. Williams is entitled to a target bonus under the MICP of 85% of his base salary, with a potential maximum MICP bonus of 195.5%. All other NEOs have a MICP target bonus of 50% with a potential maximum of 115% of base salary. Each NEO is also entitled to participate in long-term incentive plans, which have been described in more detail, including grant policy for different NEOs, in the Compensation Discussion and Analysis section, above.

Each NEO is also able to participate in the pension arrangements relevant for the business unit and country where they are based. In the case of Mr. Williams, he participates in a Defined Contribution plan in line with other U.S. based employees and details of the amount paid into the plan are provided in the “Summary Compensation Table”. He is also eligible to participate in a non- qualified deferred compensation retirement plan, in line with other eligible employees in the U.S.. Details of the amount paid into this plan are included in the “All Other Compensation” table and further information is provided in the Non-Qualified Deferred Compensation table on page 109. As noted in the “Summary Compensation Table”, Dr. McRobbie was able to participate in the Innospec Limited Defined Benefit Pension Plan until its closure to future service accrual on March 31, 2010 and this is described more fully in the narrative following the Pension Benefit table on page 107. Mr. Cleminson, Dr. Boon, Mr. Watt and Dr. McRobbie do not participate in the defined contribution plan for U.K. based employees due to limits on pension provision set by the U.K. government and in line with the approach for other impacted U.K. employees, they receive a 20% salary supplement in lieu of pension provision. Details of the amounts of salary supplements paid are provided in the “All Other Compensation” table.

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The employment agreements for each NEO also provide medical insurance and life and disability insurance, through programs, which are available to the majority of salaried employees in the relevant part of the business unit. The costs of these insurances are provided in the “All Other Compensation” table.

In addition, under their employment agreement, each of the NEOs, including the CEO and the CFO, is subject to a twelve-month non-solicitation period, with respect to customers and employees, and a twelve-month non-compete period, from the date their employment with the Company ends.

Pay Ratio Disclosure

In line with the SEC disclosure requirements, the Company has determined the ratio of the total annual compensation of Mr. Williams, CEO, to the total annual compensation of the median employee for 2020, the last completed fiscal year.

In 2020, the total annual compensation of the CEO was $7,454,544. The total annual compensation of the median employee was $75,014. As a result, for 2020, the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 99 to 1.

The median employee was identified by examining compensation information derived from payroll records for all employees, excluding the CEO, who were employed by the Company on November 1 2020. As of such date, the Company employed approximately 1,900 people, with around 600 of these employees located in the United States and around 1,300 located outside the United States. All employees were included, whether employed on a full-time, part-time, temporary or seasonal basis. In identifying the median employee, the Company selected actual cash compensation for the 12 month period ending December 31 2019 as the most appropriate measure of compensation, as there has been no change in the employee population or compensation arrangements that would have resulted in a significant change in the pay distribution to the workforce. Cash compensation was defined as base salary (for salaried employees), wages (for hourly employees), bonus and incentive payments earned in 2019, and any cash allowances including shift allowance, car allowance and responsibility allowance, but excluding any payments relating to stock based incentives. In the cases where an individual was employed on November 1 2020, but had not been employed in 2019, the 2019 compensation of an employee in a similar role and location was used as an estimate. In the cases where a full time or part time permanent employee was not employed by the Company for all of 2019, the compensation was annualized. Compensation was not analysed for any temporary or seasonal workers. This measure was consistently applied to all employees included in the calculation.

To determine the annual total compensation of the CEO, we used the amount reported in the “Total” column of the Summary Compensation Table in this Proxy Statement, which includes salary, stock and option awards, bonus, change in pension value, and all other compensation. The median employee’s total annual compensation for 2020 was calculated in accordance with the same requirements applicable to the CEO’s compensation as reported in the Summary Compensation Table and that number was used to calculate the ratio of the CEO’s pay to that of the median employee.

The SEC rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making the determination as to who is the median employee and do not mandate that each company use the same method. We believe that the pay ratio information above is a reasonable estimate calculated in a manner consistent with the SEC rules. However, the total annual compensation of our median employee is unique to that person and is not necessarily a good indicator of the total annual compensation of any of the other employees of the Company, and it is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the CEO’s total annual compensation to that of the median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2020

Name and Principal Position		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Plan Awards			All other Stock Awards: No. of Securities, Shares of stock or units	All other Options Awards: No. of Securities underlying options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

			Threshold	Target	Maximum	Threshold	Target	Maximum

			($)	($)	($)	($)	($)	($)			($)	($)

Mr. Patrick S. Williams President and Chief Executive Officer	(1)	02/24/20	-	-	-	764,675	1,506,859	2,249,044	-	-	-	-
	(2)	02/24/20	-	-	-	-	-	-	-	1,323	95.70	24,727
	(3)	02/24/20	-	-	-	254,883	502,269	749,655	-	-	-	-
	(4)	-	447,525	994,500	2,287,350	-	-	-	-	-	-	-
	(5)	02/24/20	-	-	-	-	-	-	-	3,967	95.70	74,143

Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	(1)	02/24/20	-	-	-	101,265	199,551	297,837	-	-	-	-
	(2)	02/24/20	-	-	-	-	-	-	-	286	95.70	5,345
	(3)	02/24/20	-	-	-	33,772	66,551	99,331	-	-	-	-
	(4)	-	85,509	190,021	437,050	-	-	-	-	-	-	-
	(5)	02/24/20	-	-	-	-	-	-	-	856	95.70	15,999

Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	(1)	02/24/20	-	-	-	91,514	180,336	269,159	-	-	-	-
	(2)	02/24/20	-	-	-	-	-	-	-	258	95.70	4,822
	(3)	02/24/20	-	-	-	30,513	60,129	89,745	-	-	-	-
	(4)	-	90,963	202,141	464,924	-	-	-	-	-	-	-
	(5)	02/24/20	-	-	-	-	-	-	-	774	95.70	14,466
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	(1)	02/24/20	-	-	-	65,416	128,908	192,400	-	-	-	-
	(2)	02/24/20	-	-	-	-	-	-	-	185	95.70	3,458
	(3)	02/24/20	-	-	-	57,727	42,987	64,159	-	-	-	-
	(4)	-	65,018	144,485	332,316	-	-	-	-	-	-	-
	(5)	02/24/20	-	-	-	-	-	-	-	553	95.70	10,336
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	(1)	02/24/20	-	-	-	-	-	-	-	-	-	-
	(2)	02/24/20	-	-	-	-	-	-	-	789	95.70	14,746
	(3)	02/24/20	-	-	-	93,327	183,910	274,492	-	-	-	-
	(4)	-	57,973	128,830	296,309	-	-	-	-	-	-	-

Footnotes to “Grants of Plan-Based Awards” table:

(1)	Full Value awards issued under the Omnibus Plan
(2)	Cash incentive awards issued at market price under the Omnibus Plan
(3)	Cash incentive awards, with vesting dependent on achievement of performance measures, issued at zero cost under the Omnibus Plan
(4)	Estimated pay-outs under the MICP
(5)	Options issued under the Omnibus Plan

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•       Details of the grant policy and performance criteria for the awards made in 2020 are covered earlier in the Compensation Discussion and Analysis.

•       The All Other Options Awards column in the “Grants of Plan-Based Awards” table details the following types of awards made under the Omnibus Plan:

Options.    Options were granted at market value and become exercisable normally after three years, with all options vesting at the end of this period. The options awarded are detailed under “All Other Option Awards” in the rows labelled (5). The grant date fair value for the option awards has been determined using the fair value of the Company’s stock on date of grant.

Cash incentive awards granted at market price.    Cash incentive awards were also made in the form of units, which can be cashed after three years, assuming the NEO remains employed by the Company. The value of each award once vested will be equal to the number of units multiplied by the closing stock price of the Company on the date it is exchanged for cash, less the market stock price at time of grant. These awards are detailed under “All Other Option Awards” in the rows labelled (2) in the table. The grant date fair value for the cash incentive awards granted at market price has been determined using the fair value of the Company’s stock on the date of grant.

The Estimated Future Pay-Outs Under Equity Awards column in the “Grants of Plan-Based Awards” table details the following types of awards made under the Omnibus Plan:

Full Value Awards.    Full value awards were granted at zero cost, i.e. with an exercise price of zero and vest after a minimum of two years but normally after three years, provided, that specified performance criteria are achieved as set by the Compensation Committee. The full value awards are detailed under “Estimated Future pay-outs under Equity Plan Awards” in the row labelled (1)

Cash Incentive Awards granted at zero cost.    Cash incentive awards were also made in the form of units. These awards were granted at zero cost and become exercisable after a minimum of two years but normally after three years, subject to achievement of performance criteria set by the Compensation Committee. All cash incentive awards granted at zero cost have a ten-year term and once the awards vest, the recipient has the right to exercise them at any time prior to their expiration date. However, if these cash incentive awards were granted to a participant who was or would otherwise be subject to Section 409A of the Code, with an exercise price less than the fair market value of the shares on the date of grant, it must be exercised (if at all) no later than March 15 of the calendar year immediately following the calendar year in which it is first capable of exercise under the Omnibus Plan. The Cash Incentive Awards granted at zero cost are detailed under “Estimated Future Pay-outs under Equity Incentive Plan Awards” in the row under the grant date labelled (3) in the table above.

In 2020, the relative weighting and performance criteria for both the full value awards and the cash incentive awards granted at zero costs:

•

35% weighting on the relative performance of the Company’s Total Shareholder Return (“TSR”) versus the Russell 2000 Total Return Index (“Index”). The threshold level is set at 70% of the Index performance over three years, in which case 60% of the full value awards and cash incentive awards granted at zero cost will vest. The target level is set at 90% of the Index performance, in which case 80% of the full value awards and cash incentive awards granted at zero cost will vest and the maximum level is set at 110% of the Index performance, in which case all the granted full value awards and cash incentive awards granted at zero cost will vest

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•

30% weighting on the compound increase per annum in sales revenue, excluding the Octane Additives business. The threshold level is set at a total growth of 2% versus the 2020 budget figure, in which case 20% of the full value awards and cash incentive awards granted at zero cost will vest. The target level is set at a total growth of 3% versus the 2020 budget figure, in which case 60% of the full value awards and cash incentive awards granted at zero cost will vest and the maximum level is set at a total growth of 5% versus the 2020 budget figure, in which case all the granted full value awards and cash incentive awards granted at zero cost will vest

•

35% weighting on the compound increase per annum in earnings per share (“EPS”), excluding the Octane Additives business. The threshold level is set at a total growth of 2% versus the 2020 budget figure, in which case 20% of the full value awards and cash incentive awards granted at zero cost will vest. The target level is set at a total growth of 3% versus the 2020 budget figure, in which case 60% of the full value awards and cash incentive awards granted at zero cost will vest and the maximum level is set at a total growth of 5% versus the 2020 budget figure in which case all the full value awards and cash incentive awards granted at zero cost will vest

The estimated future pay-outs for the full value awards and cash incentive awards granted at zero cost have been valued using the grant date fair value for the awards.

MICP. Payment under the MICP is based on achievement of pre-determined financial goals and personal objectives set by the Board each year. The threshold level is set at 90% achievement of the financial goals and the target payment is earned for 100% achievement of the financial goals. The maximum payment is earned for 130% achievement of the financial goals. The potential awards for 2020 are detailed in the table in the row under the grant date heading labelled (4). As this is an annual non-equity incentive plan, no grant date is disclosed.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2020

			Option Awards						Stock Awards
Name and Principal Position			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plans Awards: Number of Securities Underlying Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

						($)			($)		($)

Mr. Patrick S. Williams	1	10	2,268			43.95	02/23/2025

President and Chief	1	11	1,530			70.60	02/21/2027

Executive Officer	1	14		1,663		68.20	02/20/2028

	2	14		4,988		68.20	02/20/2028

	3	17			5,511	0.00	03/15/2024

	4	17			16,535	0.00	03/15/2024

	6	16		1,483		81.07	02/25/2029

	6	18		1,323		95.70	02/24/2030

	7	16		4,448		81.07	02/25/2029

	7	18		3,967		95.70	02/24/2030

	8	16			3,697	0.00	03/15/2023

	8	18			3,297	0.00	03/15/2024

	9	16				0.00	02/25/2022			11,091	1,006,286

	9	18				0.00	02/24/2023			9,892	897,501

Mr. Ian P. Cleminson	1	14		387		68.20	02/20/2028

Executive Vice President and	2	14		1,161		68.20	02/20/2028

Chief Financial Officer	3	17			787	0.00	02/20/2028

	4	17			1,776	0.00	02/25/2028

	5	15		374		61.83	05/05/2022

	6	16		273		81.07	02/25/2029

	6	18		286		95.70	02/24/2030

	7	16		819		81.07	02/25/2029

	7	18		406		95.07	02/24/2030

	7	18		450		95.07	02/24/2030

	8	16			418	0.00	02/25/2029

	8	18			437	0.00	02/24/2030

	9	16				0.00	02/25/2022			1,253	113,685

	9	18				0.00	02/24/2023			1,310	118,856

Dr. Philip J. Boon	1	12	331			70.60	02/21/2027

Executive Vice President and	1	14		424		68.20	02/20/2028

Chief Operating Officer	2	12	993			70.60	02/21/2027

	2	14		140		68.20	02/20/2028

	2	14		1,130		68.20	02/20/2028

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	3	11	3,000			0.00	02/22/2027

	3	12	1,489			0.00	02/21/2027

	3	17			862	0.00	02/20/2028

	4	13	8,000			0.00	01/11/2025

	4	17			2,584	0.00	02/20/2028

	5	15		374		61.83	05/05/2022

	6	16		296		81.07	02/25/2029

	6	18		258		95.70	02/24/2030

	7	16		365		81.07	02/25/2029

	7	16		523		81.07	02/25/2029

	7	18		774		95.70	02/24/2030

	8	16			453	0.00	02/25/2029

	8	18			395	0.00	02/24/2030

	9	16				0.00	02/25/2029	1,359	123,302

	9	18				0.00	02/24/2030	1,184	107,424

Mr. Brian R. Watt	1	12	242			70.60	02/21/2027

Senior Vice President,	1	14		310		68.20	02/20/2028

Corporate Development and	2	12	725			70.60	02/21/2027

Investor Relations	2	14		930		68.20	02/20/2028

	3	12	1,088			0.00	02/22/2027

	3	17			631	0.00	02/20/2028

	4	12	3,262			0.00	02/21/2027

	4	17			1,891	0.00	02/20/2028

	5	15		374		61.83	05/05/2022

	6	16		212		81.07	02/25/2029

	6	18		185		95.70	02/21/2030

	7	16		136		81.07	02/25/2029

	7	16		499		81.07	02/25/2029

	7	18		291		95.70	02/24/2030

	7	18		262		95.70	02/24/2030

	8	16			324	0.00	02/25/2029

	8	18			282	0.00	02/21/2030

	9	16				0.00	02/25/2022	971	88,099

	9	18				0.00	02/24/2023	846	76,758

Dr. Ian M. McRobbie	1	12	950			70.60	02/21/2027

Senior Vice President	1	14		1,138		68.20	02/20/2028

and Chief Technology Officer	3	11	3,000			0.00	02/22/2027

	3	12	4,274			0.00	02/21/2027

	3	17			2,315	0.00	02/20/2028

	5	15		374		61.83	05/05/2022

	6	16		919		81.07	02/25/2029

	6	18		789		95.70	02/24/2030

	8	16			1,406	0.00	02/25/2029

	8	18			1,207	0.00	02/24/2030

Footnotes to “Outstanding Equity Awards at Fiscal Year End 2020” table:

(1)	SEUs issued under the CSOP. These are detailed in the columns headed “Number of Securities Underlying Un-Exercised Options”
(2)	Options issued under the CSOP. These are detailed in the columns headed “Number of Securities Underlying Un-Exercised Options”

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(3)

SEUs issued under the PRSOP. SEUs under the PRSOP which are not exercisable are detailed in the column headed “Equity Incentive Plans Awards” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Un-Exercised Options Exercisable”

(4)

Options issued under the PRSOP. Option awards under the PRSOP which are not exercisable are detailed in the column headed “Equity Incentive Plan Awards” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Un-Exercised Options Exercisable”

(5)	Options issued under the ShareSave plan. These are detailed in the columns headed “Number of Securities Underlying Un-Exercised Options”
(6)	Cash Incentive Awards granted at market price issued under the Omnibus Plan. These are detailed in the column headed “Number of Securities Underlying Un-Exercised Options”
(7)	Options issued under the Omnibus Plan. These are detailed in the column headed “Number of Securities Underlying Un-Exercised Options”
(8)

Cash Incentive Awards granted at zero cost issued under the Omnibus Plan. Cash Incentive awards under the Omnibus Plan which are not exercisable are detailed in the column headed “Equity Incentive Plan Awards” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Un-Exercised Options Exercisable”

(9)

Full Value Awards issued under the Omnibus Plan. The number of units awarded are detailed in the column headed “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the market value of these is detailed in the column headed “Equity Incentive Plan Awards: Market or Pay-out Value of Unearned Shares, Units or Other Rights That Have Not Vested”, using the 2020 year end share price of $90.73 as an indication

(10)	SEUs vested on February 23, 2018
(11)	Additional SEUs vested on February 22, 2019
(12)	Options and SEUs have vesting date of February 21, 2020
(13)	Options have vesting date of November 1, 2020
(14)	Options and SEUs have vesting date of February 20, 2021
(15)	Options have vesting date of November 1, 2021
(16)	Omnibus Full Value Awards, Options and Cash Incentive Awards have vesting date of February 25, 2022
(17)	Options and SEUs have vesting date of February 20, 2023
(18)	Omnibus Full Value Awards, Options and Cash Incentive Awards have vesting date of February 24, 2023

With respect to non-vested or unearned performance based stock options, full value awards and SEUs, the number of shares reported in the table is based on the performance achieved for each performance goal in the previous fiscal year (2020), except where performance was below the threshold level, in which case the number of shares and SEUs reported is based on the threshold level, as detailed below:

•

For those options and SEUs that expire in February 2028, relative performance of 102% for TSR versus Russell 2000 index; EPS and gross revenue, excluding Octane Additives were less than the threshold level.

•

For those options and SEUs that expire in February 2029, relative performance of TSR versus the Russell 2000 index was less than the threshold level; EPS and gross revenue, excluding Octane Additives were also less than the threshold level.

•

For those options and SEUs that expire in February 2030, relative performance of TSR versus the Russell 2000 index was less than the threshold level; EPS and gross revenue, excluding Octane Additives were also less than the threshold level.

The market value of any shares which have not vested is calculated using the year-end stock price of $90.73, as an indication.

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OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2020

The following table provides information for the NEOs on exercises of stock option and cash based awards, which were granted as SEUs during the fiscal year 2020, including the number of shares or SEUs acquired on exercise or transfer and the value realized.

Name and Principal Position		Option Awards		Stock Awards
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Exercise

			($)		($)

Mr. Patrick S. Williams	(1)	11,219	866,556	-	-

President and Chief Executive Officer	(3)	4,589	97,057	-	-

	(4)	33,654	3,480,833	-	-

	(5)	184	3,870	-	-

Mr. Ian P. Cleminson	(1)	1,361	130,248	-	-

Executive Vice President and Chief Financial Officer	(2)	302	7,580	-	-

	(3)	529	11,188	-	-

	(3)	378	7,995

	(4)	4,081	374,432	-	-

Dr. Philip J. Boon	(4)	4,467	381,482	-	-

Executive Vice President and Chief Operating Officer

Mr. Brian R. Watt		-	-	-	-

Senior Vice President, Corporate Development & Investor Relations

Dr. Ian M. McRobbie		-	-	-	-

Senior Vice President and Chief Technology Officer

Footnotes to the “Option Exercises and Stock Vested during Fiscal 2020” table:

(1)	SEUs exercised which were issued under the PRSOP
(2)	SEUs exercised which were issued under the CSOP
(3)	Options exercised which were issued under the CSOP
(4)	Options exercised which were issued under the PRSOP
(5)	Options exercised which were issued under the ShareSave Plan

The aggregate dollar amount realized on exercise of option awards, SEUs and matching shares was computed by calculating the closing price of all underlying common stock on the date of exercise or transfer, less the exercise price of the option, multiplied by the number of shares underlying the options or SEUs exercised or stock transferred.

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PENSION BENEFIT

Name and Principal Position	Plan Name	Number of years credited service at March 31, 2010	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
			$	$

Dr. Ian M. McRobbie	Innospec Limited Pension Plan	10.25	1,056,279	50,631
Senior Vice President and Chief
Technology Officer

Footnotes to “Pension Benefit” table:

•

The Company operated the Innospec Limited Pension Plan (“Pension Plan”) for relevant employees based in the U.K.. The Pension Plan was available to all employees in the U.K., but closed to future service accrual for all members on March 31, 2010. Dr. McRobbie was a member of this Pension Plan on that date. The Company does not participate in any other defined benefit pension arrangements in respect of any of the NEOs. The Defined Benefit Pension table therefore covers the Pension Plan only.

•	The number of years of credited service is based on service to March 31, 2010, when the Pension Plan closed to future service accrual.

•

The Pension Plan provides a pension on retirement of 1/57 of pensionable salary for each year of service. The amount of annual salary which is defined as pensionable under the Pension Plan is capped and at the time the plan closed, this cap was set at $171,797. Dr. McRobbie was not subject to the cap on pensionable salary as he joined the Pension Plan prior to the introduction of the cap. As a result, Dr. McRobbie’s pensionable salary was his full base salary.

•  Pensionable salary under the Pension Plan is defined as base salary only, up to the pensions cap where relevant. Any bonus payments, incentive payments or supplementary payments are not treated as pensionable.

•  Under the rules of the Pension Plan, normal retirement age is 65 although members can retire at 60 without an actuarial reduction. Retirement between the ages of 55 and 60 is permitted, but the pension payable is reduced by an amount determined by the actuarial advisors to the Trustees of the Pension Plan. If a member of the Pension Plan is made redundant by the Company and is already aged 50 or over, then, under the rules of the Pension Plan, they are able to take their pension immediately without any actuarial reduction. If, however, a member was under 50 at the time of severance, they would be entitled to unreduced pension benefits from age 55. From April 2010, the minimum age from which pension benefits can be paid increased to 55 (with the exception of certain members protected under U.K. pension legislation). Dr. McRobbie is classed as a protected member and was therefore unaffected by the change in April 2010. Any benefit paid would be in the normal form payable by the Pension Plan, namely a monthly pension with an option to surrender part of this pension for a tax-free lump sum, in line with U.K. tax regulations.

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•  If an individual chooses to transfer benefits into the Pension Plan from another plan, they will be provided with a service credit in lieu of the transferred in benefits. The amount of service credit given is calculated by the actuaries on behalf of the Trustees of the Pension Plan and is designed to be cost neutral to the Pension Plan. The right to transfer is subject to the approval of the Trustees of the Pension Plan, who have determined that with effect from April 1, 2010 no further transfers in will be accepted following the closure of the Pension Plan to future service accrual.

•  Dr. McRobbie joined the Pension Plan on January 1, 2002 and received a service credit of 2.000 years in lieu of transferred in benefits from another plan. This is included in the total credited service in the table and equates to $206,103 of additional present value accumulated benefit which is included in the total “Present Value of Accumulated Benefit” in the table above.

•  The present value of accumulated benefits as at December 31, 2020 has been calculated using the following principal assumptions:

Discount rate	1.36% per annum
Post retirement pension increases	2.35% per annum based on CPI on pensions in excess of the Guaranteed Minimum Pension (“GMP”). GMP is assumed to increase in line with statutory requirements.
Pre-retirement decrements

Individuals are assumed to remain in service and retire at the earliest age at which they can take their full pension benefits unreduced in normal health and circumstances, except for Dr. McRobbie who has already started to take his pension benefits from the Pension Plan.

Post retirement mortality

Self-Administered Pension Schemes (“SAPS”) Series 2 All Pensioners (Amounts) tables with a multiplier of 97% for males and 99% for females. The calculations also include allowance for improvements to mortality rates in the future in line with “CMI 2019 core projection” from 2007 onwards with a long-term trend rate of 1.5% per annum.

Commutation

At retirement, individuals are assumed to commute 20% of their benefits in exchange for a cash lump sum based on the current factors in force, except for Dr. McRobbie who chose not to commute any of his benefits at the time he started to take them from the Pension Plan.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information regarding The Innospec Inc. Non-qualified Deferred Compensation Plan during fiscal year 2020. Mr Williams is the only NEO who was eligible to participate in this plan during 2020. More information on the plan is provided in the Compensation Discussion and Analysis section of the Proxy under the section headed “Non-qualified Deferred Compensation Plan”.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at end of last Fiscal Year 2020
	(1)	(2)	(3)	(4)	(5)
	($)	($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	-	12,109	1,493	-	51,825

Footnotes to the “Non-qualified Deferred Compensation” table

(1)

These amounts, if any, are included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Compensation” columns for 2020. Mr. Williams did not make any contributions into the Deferred Compensation plan in 2020.

(2)

The amount disclosed for Mr. Williams includes an employer elective deferral for $12,109, which accrued during fiscal year 2020 and credited to Mr. Williams’ account in 2021. These amounts are included in the Summary Compensation Table in the “All Other Compensation” column for 2020.

(3)	These amounts are not included in the Summary Compensation Table because Plan earnings were not preferential or above market.
(4)

Withdrawal and distribution amounts, if any, are not included in the Summary Compensation Table because these are pay-outs of prior years’ earnings and contributions. There were no withdrawals or distributions in 2020.

(5)

These amounts are as of December 31, 2020 and do not take into account the amounts in the “Registrant Contributions in Last Fiscal Year” column in the table above that were accrued during fiscal year 2020 but were credited to Mr. Williams’ account in 2021 as detailed above.

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POST EMPLOYMENT PAYMENTS

The following table quantifies the potential payments upon termination or change of control that any of our NEOs would receive assuming that the relevant termination event had occurred on December 31, 2020. The potential payments relating to vested and unvested stock options and full value awards include payments relating to cash incentive awards as well as options and full value awards.

Name and Principal Position	Benefit	Retirement	Termination without cause	Termination in event of Change of Control	Death in Service
		($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	Cash Severance - Salary and benefits	0	1,170,000	2,340,000	0
	Cash Severance - Bonus	0	994,500	1,989,000	0
	Vested Stock options	136,896	136,896	136,896	136,896
	Unvested Stock options	207,140	207,140	12,098,214	12,098,214
	Life Assurance	0	0	0	200,000
	Total	344,036	2,508,536	16,564,110	12,435,110
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	Cash Severance - Salary and benefits	0	397,636	795,272	0
	Cash Severance - Bonus	0	190,022	380,044	0
	Vested Stock options	0	0	0	0
	Unvested Stock options	56,234	56,234	1,600,186	1,600,186
	Life Assurance	0	0	0	2,280,264
	Total	56,234	643,892	2,775,502	3,880,450
Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	Cash Severance - Salary and benefits	0	421,875	843,749	0
	Cash Severance - Bonus	0	202,141	404,282	0
	Vested Stock options	26,652	26,652	1,159,779	1,159,779
	Unvested Stock options	83,536	83,536	1,680,021	1,680,021
	Life Assurance	0	0	0	2,425,694
	Total	110,188	734,204	4,087,831	5,265,494
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	Cash Severance - Salary and benefits	0	288,971	577,942	0
	Cash Severance - Bonus	0	144,485	288,971	0
	Vested Stock options	19,466	19,466	414,141	414,141
	Unvested Stock options	70,052	70,052	1,222,958	1,222,958
	Life Assurance	0	0	0	1,733,825
	Total	89,518	522,974	2,504,012	3,370,924

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Name and Principal Position	Benefit	Retirement	Termination without cause	Termination in event of Change of Control	Death in Service
		($)	($)	($)	($)
Dr. Ian M. McRobbie Senior Vice President and Chief Technology Officer	Cash Severance - Salary and benefits	0	275,253	550,506	0
	Cash Severance - Bonus	0	128,830	257,661	0
	Vested Stock options	19,124	19,124	679,094	679,094
	Unvested Stock options	45,325	45,325	1,207,395	1,207,395
	Life Assurance	0	0	0	1,545,964
	Total	64,449	468,532	2,694,656	3,432,453

Footnotes to “Post Employment Payments” table:

•	In the case of resignation or dismissal for cause, none of the NEOs would be entitled to any post-employment payments from the Company.

•

The NEOs are treated in line with all other employees in the event of retirement or change of control in terms of payments relating to stock options, full value awards and cash incentive awards. In the case of retirement, under the rules of the CSOP and the Omnibus Plan, any CSOP or Omnibus options or cash incentive awards granted at market price will vest and become exercisable; whilst under the rules of the PRSOP and Omnibus Plan full value awards or cash incentive awards granted at zero price which have not vested will lapse. The value of any stock options, full value awards and cash incentive awards which will become exercisable under each scenario, using the 2020 year end stock price of $90.73, is included in the table above, as an indication.

•

The employment agreement for each NEO includes a change in control clause. This specifies that, in the event of a change in control of the Company, if the Company terminates the Executive Officer within twelve months of the change of control, or if the Executive Officer terminates his employment within twelve months for good cause, the Executive Officer will be entitled to a compensation payment. If the Company terminates the employment of the Executive Officer during this period, the payment is calculated as twenty-four months compensation defined as base salary, bonus at target and any car allowance from the date of notice of termination. If the Executive Officer terminates his employment, the payment is calculated as twenty-four months compensation, defined as above, from the date of the change of control. In addition, under the rules of the CSOP, PRSOP and Omnibus Plan, all options, full value awards and cash incentive awards would vest on the change of control. The NEOs are treated in the same way as other employees who hold options, full value awards or cash incentive awards under the plans. Change of control is deemed to have occurred if a person or group becomes the beneficial owner of 30% or more of the combined voting power of the Company; there is a consolidation or merger and the Company is not the surviving Company; the stockholders of the Company approve plans or proposals for a liquidation or dissolution of the Company or, if following a cash offer or merger, the members of the Board cease to constitute a majority of the Board. The amounts detailed in the Post Employment Payments table include the compensation payments and the value of any stock options, full value awards and cash incentive awards, which will become exercisable in these scenarios, using the 2020 year-end stock price of $90.73, as an indication.

•

NEOs based in the U.K. are provided with life assurance cover at six times their base salary if they die in service. In the case of the Executive Officers based in the U.S., the death in service cover is 1.25 times base salary, with the maximum payment capped at $200,000. The amount of these potential payments for each NEO is included in the table above, as an indication.

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•

If the Company terminates the employment of an Executive Officer without cause, the Executive Officer would normally be eligible for a severance payment to cover loss of salary and other direct compensation for the duration of the notice period specified in their employment agreement. All the NEOs have a twelve-month notice period. In addition, in line with the rules of the CSOP, PRSOP and Omnibus Plan, any CSOP and Omnibus options and cash incentive awards granted at market price would vest and the Executive Officer would have twelve months from the date of termination to exercise these and any vested options and vested cash incentive awards granted at market price under any of the share plans. With regards to the options, full value awards and cash incentive awards, the NEOs are treated the same way as other employees who hold options, full value awards and cash incentive awards under the plans. The amounts detailed in the post-employment payments table include the severance payments and the value of any share options, full value awards and cash incentive awards which will become exercisable, using the 2020 year end stock price of $90.73.

OTHER MATTERS

As of the date of this Proxy Statement, management is not aware of any matters to be presented at the Annual Meeting of Stockholders other than the matters specifically stated in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If any other matter or matters are properly brought before the meeting, the persons named in the enclosed Proxy Form have discretionary authority to vote the proxy on each such matter in accordance with their judgement.

SOLICITATION AND EXPENSES OF SOLICITATION

The solicitation of proxies will be made initially through the internet and by e-mail. The Company’s Directors, Executive Officers and employees may also solicit proxies in person, via computer, by telephone or email without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries that will mail material to or otherwise communicate with the beneficial owners of shares of the Company’s Common Stock. All expenses of solicitation of proxies will be paid by the Company.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is now available to stockholders via the internet at www.envisionreports.com/iosp. Stockholders who require a printed copy of the Annual Report on Form 10-K may obtain one by writing to or calling our investor relations department: Investor Relations, Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, England, telephone +44-151-355-3611, or by e-mail to investor@innospecinc.com.

STOCKHOLDERS’ PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

The Company anticipates holding its 2022 Annual Meeting of Stockholders on May 4, 2022.

Under the regulations of the SEC, any stockholder wishing to make a proposal to be acted upon at the 2022 Annual Meeting of Stockholders and have it included in our proxy materials must present such proposals to the Secretary of the Company no later than November 23, 2021.

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Stockholder proposals or Director nominations not included in a proxy statement for an annual meeting must comply with the advance notice procedures and information requirements set out in the Bylaws of the Company in order to be properly brought before that Annual Meeting of Stockholders. Under the Company’s Bylaws, any stockholder desiring to make a proposal to be acted upon at the 2022 Annual Meeting of Stockholders must present such proposals to the Corporate Secretary not before February 4, 2022 and not later than March 6, 2022.

By order of the Board:

David B. Jones

Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

March 19, 2021

PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR NOTICE OR PROXY CARD OR ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN MATERIALS SIGN, DATE AND RETURN YOUR PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/iosp or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/iosp Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of two Class II Directors: 01—Milton C. Blackmore For Withhold 02—Robert I. Paller For Withhold 2. Ratification of the appointment of one Class 1 Director: Elizabeth K. Arnold. 4. Ratification of the appointment of Innospec Inc.’s independent registered public accounting firm: 3. Say on Pay—An advisory vote on the approval of executive compensation. For Against Abstain For Withhold For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 499301 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03EO8B

The 2021 Annual Meeting of Stockholders of Innospec Inc. will be held on Wednesday, May 5, 2021 at 10:00am Eastern Time, virtually via the internet at www.meetingcenter.io/237172316. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — OTL2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/iosp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/iosp qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Innospec Inc. + Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2021 Patrick S. Williams and Ian P. Cleminson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Innospec Inc. to be held on May 5, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.